================================================================================
                                                                    Exhibit 10.4

                              AMENDED AND RESTATED
                                MASTER AGREEMENT

                            Dated as of June 26, 2003

                                      among

                               CONCORD EFS, INC.,
                                  as Guarantor

               CONCORD EFS, INC., CONCORD CORPORATE SERVICES, INC.
                        AND CERTAIN OTHER SUBSIDIARIES OF
                                CONCORD EFS, INC.
                     THAT MAY HEREAFTER BECOME PARTY HERETO,
                                   as Lessees,

                        CONCORD CORPORATE SERVICES, INC.,
                       STAR SYSTEMS, LLC AND CERTAIN OTHER
                           SIGNIFICANT SUBSIDIARIES OF
                                CONCORD EFS, INC.
                 THAT ARE OR MAY HEREAFTER BECOME PARTY HERETO,
                            as Subsidiary Guarantors,

                    SUNTRUST EQUITY FUNDING, LLC, as Lessor,

                 CERTAIN FINANCIAL INSTITUTIONS PARTIES HERETO,

                                   as Lenders

                                       and

                             SUNTRUST BANK, as Agent
================================================================================

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I    DEFINITIONS; INTERPRETATION.......................................2

ARTICLE II   ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;
             NATURE OF TRANSACTION.............................................2

     SECTION 2.1   Agreement to Acquire, Construct, Fund and Lease.............2
     SECTION 2.2   Fundings of Purchase Price, Development
                   Costs and Construction Costs................................3
     SECTION 2.3   Funded Amounts and Interest and Yield Thereon...............6
     SECTION 2.4   Lessee Owner for Tax Purposes...............................7
     SECTION 2.5   Amounts Due Under Lease.....................................7
     SECTION 2.6   Posting of Cash Collateral..................................8
     SECTION 2.7   Actions on the Effective Date Hereof........................9

ARTICLE III  CONDITIONS PRECEDENT; DOCUMENTS...................................9

     SECTION 3.1   Conditions to the Obligations of the
                   Funding Parties on each Closing Date........................9
     SECTION 3.2   Additional Conditions for Effectiveness....................13
     SECTION 3.3   Conditions to the Obligations of Lessee....................15
     SECTION 3.4   Conditions to the Obligations of the
                   Funding Parties on each Funding Date.......................15
     SECTION 3.5   Completion Date Conditions.................................16
     SECTION 3.6   Addition of Lessees........................................17

ARTICLE IV   REPRESENTATIONS..................................................18

     SECTION 4.1   Representations of the Obligors............................18
     SECTION 4.2   Survival of Representations and Effect of Fundings.........24
     SECTION 4.3   Representations of the Lessor..............................24
     SECTION 4.4   Representations of each Lender.............................26

ARTICLE V    COVENANTS OF OBLIGORS AND THE LESSOR.............................27

     SECTION 5.1   Financial Statements.......................................27
     SECTION 5.2   EBITR Ratio................................................28
     SECTION 5.3   Funded Debt to Tangible Capitalization Ratio...............28
     SECTION 5.4   Adjusted Net Income........................................28
     SECTION 5.5   No Impairment..............................................28
     SECTION 5.6   Additional Covenants; Significant Subsidiary...............28
     SECTION 5.7   Payment of Obligations.....................................29
     SECTION 5.8   Maintenance of Property: Insurance.........................29
     SECTION 5.9   Conduct of Business and Maintenance of Existence...........29
     SECTION 5.10  Compliance with Laws.......................................30
     SECTION 5.11  Inspection of Property, Books and Records..................30
     SECTION 5.12  Consolidations, Mergers and Sales of Assets................30
     SECTION 5.13  Negative Pledge............................................31
     SECTION 5.14  Limitation on Indebtedness.................................32

                                TABLE OF CONTENTS

                                                                            Page

     SECTION 5.15  Transactions with Affiliates...............................32
     SECTION 5.16  Further Assurances.........................................32
     SECTION 5.17  Additional Required Appraisals.............................33
     SECTION 5.18  Lessor's Covenants.........................................33
     SECTION 5.19  FDC Merger.................................................35

ARTICLE VI   TRANSFERS BY LESSOR AND LENDERS; DISTRIBUTIONS...................35

     SECTION 6.1   Lessor Transfers...........................................35
     SECTION 6.2   Lender Transfers...........................................36
     SECTION 6.3   Distribution and Application of Rent Payments..............37
     SECTION 6.4   Distribution and Application of Purchase Payment...........38
     SECTION 6.5   Distribution and Application to Funding Party
                   Balances of Lessees Payment of Recourse Deficiency
                   Amount Upon Exercise of Remarketing Option.................38
     SECTION 6.6   Distribution and Application to Funding Party
                   Balances of Remarketing Proceeds of Leased Property........38
     SECTION 6.7   Distribution and Application of Payments Received
                   When an Event of Default Exists............................40
     SECTION 6.8   Distribution of Other Payments.............................40
     SECTION 6.9   Timing of Agent Distributions..............................41

ARTICLE VII  INDEMNIFICATION..................................................41

     SECTION 7.1   General Indemnification....................................41
     SECTION 7.2   Environmental Indemnity....................................43
     SECTION 7.3   Proceedings in Respect of Claims...........................44
     SECTION 7.4   General Tax Indemnity......................................46
     SECTION 7.5   Increased Costs, etc.......................................51
     SECTION 7.6   End of Term Indemnity......................................56

ARTICLE VIII MISCELLANEOUS....................................................56

     SECTION 8.1   Survival of Agreements.....................................56
     SECTION 8.2   Notices....................................................56
     SECTION 8.3   Counterparts...............................................57
     SECTION 8.4   Amendments.................................................57
     SECTION 8.5   Headings, etc..............................................58
     SECTION 8.6   Parties in Interest........................................58
     SECTION 8.7   GOVERNING LAW..............................................58
     SECTION 8.8   Expenses...................................................58
     SECTION 8.9   Severability...............................................59
     SECTION 8.10  Liabilities of the Funding Parties: Sharing
                   of Payments................................................59
     SECTION 8.11  Submission to Jurisdiction; Waivers........................60
     SECTION 8.12  Liabilities of the Agent...................................60
     SECTION 8.13  Disclosure.................................................61

APPENDIX A         Definitions and Interpretation

                                    SCHEDULES

SCHEDULE 1         Significant Subsidiaries
SCHEDULE 2         Original Commitments
SCHEDULE 2.2       Commitments
SCHEDULE 4.1(o)    Environmental Matters
SCHEDULE 8.2       Notice Addresses

                                    EXHIBITS

EXHIBIT  A   Form of Funding Request
EXHIBIT  B   Form of Assignment of Lease and Rents
EXHIBIT  C   Form of Security Agreement and Assignment
EXHIBIT  D   Form of Mortgage
EXHIBIT  E   Form of Joinder Agreement
EXHIBIT  F   Form of Assignment and Acceptance Agreement
EXHIBIT  G   Form of Local Counsel Opinion
EXHIBIT  H   Form of Certification of Construction Completion
EXHIBIT  I   Form of Payment Date Notice
EXHIBIT  J   Form of Compliance Certificate
EXHIBIT  K   Form of Addition Agreement
EXHIBIT  L   Form of Lessor Certificate

                      AMENDED AND RESTATED MASTER AGREEMENT

     THIS AMENDED AND RESTATED MASTER AGREEMENT, dated as of June 26, 2003, but effective as of the Effective Date (as it may further be amended or modified from time to time in accordance with the provisions hereof, and including the Original Agreements for the period that they were in effect, this "Master Agreement"), is among CONCORD EFS, INC., a Delaware corporation ("Concord" or the "Guarantor"), CONCORD EFS, INC., CONCORD CORPORATE SERVICES, INC., a Delaware corporation ("CCS"), and certain other Subsidiaries of Concord that may hereafter become parties hereto as lessees pursuant to Section 3.6 (individually, a "Lessee" and collectively the "Lessees"), as Lessees, CONCORD CORPORATE SERVICES, INC., a Delaware corporation ("CCS"), STAR SYSTEMS, LLC, a Delaware limited liability company ("Star"), and the other Significant Subsidiaries set forth on Schedule 1 (together with other Significant Subsidiaries that may hereafter become parties hereto pursuant to the Subsidiary Guaranty, individually, a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors"), SUNTRUST EQUITY FUNDING, LLC, a Delaware limited liability company (the "Lessor"), certain financial institutions parties hereto as lenders (together with any other financial institution that becomes a party hereto as a lender, collectively referred to as "Lenders" and individually as a "Lender"), and SUNTRUST BANK, a Georgia banking corporation, as agent for the Lenders (in such capacity, the "Agent").

                             PRELIMINARY STATEMENTS

     1. The Guarantor, the Lessees, the Subsidiary Guarantors, SunTrust Bank, as a Lender, Atlantic Financial Group, Ltd. ("AFG") and the Agent were parties to that certain Master Agreement, dated as of July 12, 2002 (the "2002 Master Agreement"). CCS, AFG, SunTrust Bank, as a Lender, and the Agent were parties to that certain Master Agreement, dated as of November 15, 2000 (as heretofore amended, the "2000 Master Agreement"). CCS, AFG, SunTrust Bank, as a Lender, and the Agent were parties to that certain Master Agreement, dated as of May 22, 1998 (as heretofore amended, the "1998 Master Agreement", and together with the 2000 Master Agreement and the 2002 Master Agreement, the "Original Agreements"). The amount of the Commitments under each of the Original Agreements, together with the Lease Balance for each of the Original Leases, are set forth on
Schedule 2 hereto. The parties hereto desire to amend and restate the Original Agreements in their entirety pursuant hereto.

     2. On or prior to the date hereof, AFG transferred its interests in the Leased Property subject to the Original Lease, together with its interests in the properties subject to the Original 1998 Lease and the Original 2000 Lease (such properties being further identified on Schedule 2 attached hereto), to Atlantic Equity Partners, Ltd., a Texas limited partnership (the "AFG Transferee"), subject to the Original Lease, the Original 1998 Lease and the Original 2000 Lease (collectively, the "Original Lease Agreements"), respectively, and the Mortgages thereon.

     3. The AFG Transferee will merge with the Lessor with the Lessor as the surviving entity on the Effective Date. Simultaneously therewith, the parties hereto desire to amend and restate the Original Agreements, the Original Lease Agreements and the other Original Operative Documents in order, among other things, to reflect the new Lessor and the increase in the amount of the facility.

     4. In accordance with the terms and provisions of this Master Agreement, the Lease, the Loan Agreement and the other Operative Documents, (i) the Lessor has acquired and may in the future acquire Land and, in certain cases, the Buildings on such Land identified by Concord, as Construction Agent, from time to time, and lease such Land and Buildings thereon to a Lessee, (ii) Concord, as Construction Agent for the Lessor, has constructed and may in the future wish, in certain instances, to construct Buildings on Land for the Lessor and, when completed, the related Lessee wishes to lease such Buildings from the Lessor as part of the Leased Properties under the Lease, (iii) Concord, as Construction Agent, has obtained, and may in the future wish to obtain, and the Lessor has been willing to provide and is willing to provide, funding for the acquisition of the Land and Buildings, or, in certain instances, the construction of Buildings, (iv) the Lessor has obtained, and in the future may wish to obtain, and Lenders are willing to provide, from time to time, financing of a portion of the funding of the acquisition of the Land and Buildings and, if applicable, the construction of the Buildings and (v) the Lessees have been and are presently willing to lease the Leased Properties from Lessor pursuant to the Lease.

     In consideration of the mutual agreements contained in this Master Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                           DEFINITIONS; INTERPRETATION

     Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof; and the rules of interpretation set forth in Appendix A hereto shall apply to this Master Agreement.

                                   ARTICLE II
                 ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;
                              NATURE OF TRANSACTION

     SECTION 2.1   Agreement to Acquire, Construct, Fund and Lease.

          (a) Land. Subject to the terms and conditions of this Master Agreement, with respect to each parcel of Land identified by a Lessee, as Construction Agent, on the related Closing Date (i) the Lessor agrees to acquire such interest in the related Land, and any Building thereon, from the applicable Seller as is transferred, sold, assigned and conveyed to the Lessor pursuant to the applicable Purchase Agreement or to lease such interest in the related Land, and any Building thereon, from the applicable Ground Lessor as is leased to the Lessor pursuant to the applicable Ground Lease, (ii) the Lessor hereby agrees to lease, or sublease, as the case may be, such Land and any Building thereon to the related Lessee pursuant to the Lease, and (iii) the related Lessee hereby agrees to lease, or sublease, as the case may be, such Land, and any Building thereon, from the Lessor pursuant to the Lease. With respect to certain IDB Properties, (i) the applicable Authority may acquire such interest in the related Land from the applicable Seller or Lessee, as applicable, as is transferred, sold, assigned and conveyed to the Authority pursuant to the applicable Purchase Agreement or assignment documents, (ii) the applicable Authority will lease such Land to the Lessor pursuant to the related IDB Lease, and (iii) the related Lessee hereby agrees to sublease such Land from the Lessor pursuant to the Lease (it being understood that any reference in the Operative Documents to the lease by a Lessee of an IDB Property shall be deemed to refer to the sublease thereof pursuant to the Lease). With respect to certain IDB Properties, after the Closing Date therefor, upon request of the related Lessee, (i) the Lessor shall transfer to the applicable Authority such interest in such IDB Property as the Lessor has, (ii) the applicable Authority will lease such IDB Property to the Lessor pursuant to the related IDB Lease and (iii) the related Lessee will sublease such IDB Property from the Lessor pursuant to the Lease (and any reference in the Operative Documents to the lease by the related Lessee of such IDB Property shall be deemed to refer to the sublease thereof pursuant to the Lease). The obligation of the Lessor to enter into the IDB Documentation with respect to any IDB Property is subject to the Lessor's and the Agent's reasonable satisfaction with the form and substance of such IDB Documentation. The Lessor and the Agent agree to promptly review the IDB Documentation for each IDB Property after their receipt thereof, and the Lessor and the Agent agree that their consent to such IDB Documentation shall not be unreasonably withheld, conditioned or delayed.

          (b) Building. With respect to each parcel of Land on which a Building is to be constructed, subject to the terms and conditions of this Master Agreement, from and after the Closing Date relating to such Land (i) the Construction Agent agrees, pursuant to the terms of the Construction Agency Agreement, to construct and install the Building on such Land for the Lessor prior to the Scheduled Construction Termination Date, (ii) the Lenders and the Lessor agree to fund the costs of such construction and installation (and interest and yield thereon), (iii) the Lessor shall lease, or sublease, as the case may be, such Building as part of such Leased Property to the related Lessee pursuant to the Lease, and (iv) the related Lessee shall lease, or sublease, as the case may be, such Building from the Lessor pursuant to the Lease.

          (c) Memphis Property. The parties hereto hereby acknowledge that, as of the date hereof, Concord has determined not to install certain equipment originally planned to be installed at the Leased Property located in Memphis, Tennessee at such Leased Property, and the parties hereto hereby agree that any or all of the equipment acquired for such data center may be installed in any other Leased Property, provided that the related Lessee gives the Agent written notice of the location for such equipment within fifteen (15) days of the transfer of such equipment to another Leased Property.

     SECTION 2.2 Fundings of Purchase Price, Development Costs and Construction Costs.

          (a) Initial Funding and Payment of Purchase Price for Land and Development Costs on Closing Date. Subject to the terms and conditions of this Master Agreement, on the Closing Date for any Land, and any Building thereon, each Lender shall make available to the Lessor its initial Loan with respect to such Land, and any Building thereon, in an amount equal to the product of such Lender's Commitment Percentage times the purchase price for such Land, and any Building thereon, and the Construction Costs incurred by the Construction Agent, as agent, through such Closing Date, which funds the Lessor shall use, together with the Lessor's own funds in an amount equal to the product of the Lessor's Commitment Percentage times the purchase price for the related Land and any Building thereon, and the Construction Costs incurred by the Construction Agent, as agent, through such Closing Date, to purchase such Land, and any Building thereon, from the applicable Seller pursuant to the applicable Purchase Agreement or lease the Land and any Building thereon, from the applicable Ground Lessor pursuant to the applicable Ground Lease, as the case may be, and to pay to the Construction Agent the amount of such Construction Costs, and the Lessor shall lease, or sublease, as the case may be, such Land to the related Lessee pursuant to the Lease.

          (b) Subsequent Fundings and Payments of Construction Costs during Construction Term. Subject to the terms and conditions of this Master Agreement, if a Building is to be constructed on Land, on each Funding Date following the Closing Date for each such parcel of Land until the related Construction Term Expiration Date, (i) each Lender shall make available to the Lessor a Loan in an amount equal to the product of such Lender's Commitment Percentage times the amount of Funding requested by the Construction Agent for such Funding Date, which funds the Lessor hereby directs each Lender to pay over to the Agent, for distribution to the Construction Agent as set forth in paragraph (d), and (ii) the Lessor shall pay over to the Agent, for distribution to the Construction Agent, its own funds (which shall constitute a part of, and an increase in, the Lessor's Invested Amount with respect to such Leased Property) in an amount equal to the product of the Lessor's Commitment Percentage times the amount of Funding requested by the Construction Agent for such Funding Date.

          (c) Aggregate Limits on Funded Amounts. The aggregate amount that the Funding Parties shall be committed to provide as Funded Amounts under this Master Agreement and the Loan Agreement shall not exceed (x) with respect to each Leased Property the Construction Costs for such Leased Property (including, without limitation, the costs of acquiring the Leased Property), or (y) $97,500,000 in the aggregate. The aggregate amount that any Funding Party shall be committed to fund under this Master Agreement and the Loan Agreement shall not exceed the lesser of (i) such Funding Party's Commitment and (ii) such Funding Party's Commitment Percentage of the aggregate Fundings requested under this Master Agreement.

          (d) Notice, Time and Place of Fundings. With respect to each Funding, a Lessee or the Construction Agent, as the case may be, shall give the Lessor and the Agent an irrevocable prior telephone (followed within one Business Day with written) or written notice not later than (i) 11:00 a.m., Atlanta, Georgia time, at least three Business Days prior to the proposed Closing Date or other Funding Date, as the case may be, in the case of LIBOR Advances and (ii) 11:00 a.m., Atlanta, Georgia time on the proposed Closing Date or other Funding Date, as the case may be, in the case of Base Rate Advances, pursuant, in each case, to a Funding Request in the form of Exhibit A (a "Funding Request"), signed by an Executive Officer of such Lessee or the Construction Agent, as the case may be, specifying the Closing Date or subsequent Funding Date, as the case may be, the amount of Funding requested, whether such Funding shall be a LIBOR Advance or a Base Rate Advance or a combination thereof and the Rent Period(s) therefor. All documents and instruments required to be delivered on such Closing Date pursuant to this Master Agreement shall be delivered at the offices of Mayer, Brown, Rowe & Maw, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other location as may be determined by the Lessor, the Construction Agent and the Agent. Each Funding shall occur on a Business Day and shall be in an amount equal to $250,000 or an integral multiple of $10,000 in excess thereof. All remittances made by any Lender and the Lessor for any Funding shall be made in immediately available funds by wire transfer to or, as is directed by, the related Lessee or the Construction Agent, as the case may be, with receipt by the related Lessee or the Construction Agent, as the case may be, not later than 12:00 noon, Atlanta, Georgia time, on the applicable Funding Date, upon satisfaction or waiver of the conditions precedent to such Funding set forth in Section 3; such funds shall (1) in the case of the initial Funding on a Closing Date, be used
(A) to pay the purchase price to the applicable Seller for the related Land and any Building thereon, or the initial ground lease payment to the applicable ground lessor for the related Land subject to a ground lease, and (B) to pay the Construction Agent for the payment or reimbursement of Construction Costs incurred on or prior to the Closing Date, and (2) in the case of each subsequent Funding be paid to the Construction Agent, for the payment of Construction Costs incurred through such Funding Date and not previously paid.

          (e) Lessee's Deemed Representation for Each Funding. Each Funding Request by a Lessee or the Construction Agent shall be deemed a reaffirmation of each Lessee's indemnity obligations in favor of the Indemnitees under the Operative Documents and a representation and warranty from such Lessee or the Construction Agent, as the case may be, to the Lessor, the Agent and the Lenders that on the proposed Closing Date or Funding Date, as the case may be, (i) the amount of Funding requested represents amounts owing in respect of the purchase price of the related Land, and any Building thereon, and Construction Costs in respect of the Leased Property (in the case of the initial Funding on a Closing
Date) or amounts that are then due to third parties in respect of the Construction (in the case of any Funding), (ii) no Event of Default or Potential Event of Default exists, and (iii) the representations and warranties of each Obligor set forth in Section 4.1 are true and correct in all material respects as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

          (f) Not Joint Obligations. Notwithstanding anything to the contrary set forth herein or in the other Operative Documents, each Lender's and the Lessor's commitments shall be several, and not joint. In no event shall any Funding Party be obligated to fund an amount in excess of such Funding Party's Commitment Percentage of any Funding, or to fund amounts in the aggregate in excess of such Funding Party's Commitment.

          (g) Non-Pro Rata Fundings. Notwithstanding anything to the contrary set forth in this Master Agreement, but subject to Section 2.2(f) above, at the Agent's option, Fundings may be made by drawing on the Lessor's Commitment for the Net Invested Amount in an amount greater than the percentage that such Commitment represents of the aggregate Commitments. In such event, the Agent will adjust the amount to be funded by each Funding Party on each Funding Date to take into account such non pro-rata funding of the Net Invested Amount, provided that the Lessor (with respect to the Allocated Amount) and each Lender will fund their Pro Rata Share of such amount. In no event will the Lessor's Net Invested Amount be less than 5.5% of the aggregate Funded Amounts or shall any Funding Party have any obligation to fund any amount hereunder in excess of the amount of such Funding Party's Commitment.

          (h) Commitment Fee. The Lessees, joint and severally, shall pay to the Agent, for the ratable benefit of each Funding Party based upon its Commitment Percentage of the aggregate Commitments, a commitment fee (the "Commitment Fee") for the period commencing on the Effective Date and including the Funding Termination Date, payable quarterly in arrears on each Quarterly Payment Date and on the Funding Termination Date in an amount equal to (i) the Commitment Fee Percentage, times
(ii) an amount equal to the aggregate Commitments, minus the aggregate Funded Amounts as of such day times (iii) 1/360 times (iv) the number of days from and including the Effective Date (in the case of the first Quarterly Payment Date) or the immediately preceding Quarterly Payment Date (in the case of each other Quarterly Payment Date) to, but excluding, such Quarterly Payment Date or the Funding Termination Date, as applicable. During the Construction Period, the Commitment Fee will be funded by Advances (subject to the terms and conditions of this Master Agreement), which may be made without the requirement that a Funding Request be delivered with respect thereto.

          (i) Funding Conditions; Frequency of Funding Requests. The Construction Agent agrees that it shall submit a Funding Request (i) within one Business Day of each date on which Construction Costs that have been paid by the Construction Agent, or for which the Construction Agent has recourse liability, and, in either case, have not been previously paid or reimbursed by the Funding Parties exceed $2,500,000 and (ii) on the 45th day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery of the preceding Funding Request. The obligation of the Funding Parties to make Advances hereunder with respect to any Leased Property after the Closing Date therefor to reimburse the Construction Agent for Construction Costs paid by the Construction Agent, or to pay for Construction Costs for which the Construction Agent has recourse liability, are subject only to the conditions precedent that
(i) the Agent has received from the Construction Agent the Funding Request therefor and (ii) neither the Lessor nor the Construction Agent has misappropriated any Funding or engaged in any willful misconduct. In the event that the Agent notifies the Construction Agent that (i) an Event of Default or Potential Event of Default has occurred and is continuing or (ii) there shall have occurred any event that would reasonably be expected to have a Material Adverse Effect since December 31, 2002, the Construction Agent shall not incur any more recourse liability for, or pay from its own funds, Construction Costs, and the Funding Parties shall have no obligation to make Advances for such Construction Costs incurred after the receipt by the Construction Agent of such notice. Nothing set forth in this Section 2.2(i) is intended to, or shall be deemed to, abrogate the Construction Agent's agreement set forth in Section 4.1(c) of the Construction Agency Agreement.

     SECTION 2.3   Funded Amounts and Interest and Yield Thereon.

          (a) The Lessor's Invested Amount for any Leased Property outstanding from time to time shall be allocated on a pro rata basis (based on the aggregate Funded Amounts), to the LIBOR Advances and the Base Rate Advances, and shall accrue Yield at the Lessor Rate, computed using the actual number of days elapsed and a 360 day year. If all or a portion of the principal amount of or Yield on the Lessor's Invested Amount shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lessor under the Lease, to the maximum extent permitted by law, accrue Yield at the Overdue Rate, from the date of nonpayment until paid in full (both before and after judgment).

          (b) Each Lender's Funded Amount for any Leased Property outstanding from time to time shall accrue interest as provided in the Loan Agreement.

          (c) During the Construction Term, in lieu of the payment of accrued interest, on each Payment Date, each Lender's Funded Amount in respect of a Construction Land Interest shall automatically be increased by the amount of interest accrued and unpaid on the related Loans pursuant to the Loan Agreement during the Rent Period ending immediately prior to such Payment Date. Similarly, in lieu of the payment of accrued Yield, on each Payment Date, the Lessor's Invested Amount in respect of a Construction Land Interest shall automatically be increased by the amount of Yield accrued on the Lessor's Invested Amount in respect of such Leased Property during the Rent Period ending immediately prior to such Payment Date. Such increases in Funded Amounts shall occur without any disbursement of funds by the Funding Parties and without the requirement that a Funding Request be delivered with respect thereto.

          (d) Three Business Days prior to the last day of each Rent Period, Concord shall deliver (which delivery may be by facsimile) to the Lessor and the Agent a notice substantially in the form of Exhibit I (each, a "Payment Date Notice"), appropriately completed, specifying the allocation of the Funded Amounts related to such Rent Period to LIBOR Advances and Base Rate Advances and the Rent Periods therefor, provided that no such allocation to LIBOR Advances shall be in an amount less than $500,000. Each such Payment Date Notice shall be irrevocable. If no such notice is given, the Funded Amounts shall be allocated to a LIBOR Advance with a Rent Period of three (3) months.

     SECTION 2.4 Lessee Owner for Tax Purposes. With respect to each Leased Property, it is the intent of the Lessees and the Funding Parties that for federal, state and local tax purposes and bankruptcy law purposes the Lease shall be treated as the repayment and security provisions of a loan by the Lessor to the Lessees, and that the related Lessee shall be treated as the legal and beneficial owner entitled to any and all benefits of ownership of such Leased Property and all payments of Basic Rent during the Lease Term shall be treated as payments of interest and principal. Nevertheless, each of Concord and each other Lessee acknowledges and agrees that neither the Agent, nor any Funding Party, nor any other Person has made any representations or warranties concerning the tax, financial, accounting or legal characteristics or treatment of the Operative Documents and that each of Concord and each other Lessee has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein.

     SECTION 2.5 Amounts Due Under Lease. With respect to each Leased Property, anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessees and the Funding Parties that: (i) subject to clauses (ii) and (iii) below, the amount and timing of Basic Rent due and payable from time to time from the related Lessee under the Lease shall be equal to the aggregate payments due and payable with respect to interest on the Loans in respect of such Leased Property and Yield on the Lessor's Invested Amount in respect of such Leased Property on each Payment Date; (ii) if a Lessee elects the Purchase Option with respect to any Leased Property or becomes obligated to purchase any Leased Property under the Lease, the Funded Amounts in respect of such Leased Property, all interest and Yield thereon and all other obligations of the Lessees owing to the Funding Parties with respect to such Leased Property shall be paid in full by the related Lessee, (iii) if a Lessee properly elects the Remarketing Option with respect to any Leased Property, (A) such Lessee will only be required to pay the Recourse Deficiency Amount with respect to such Leased Property and the other amounts required to be paid pursuant to Section 14.6 of the Lease with respect to such Leased Property, which amounts shall be used to pay to the Lenders the principal of the A Loans with respect to such Leased Property and to the Lessor the A Allocated Amount with respect to such Leased Property, and (B) such Lessee shall only be required to pay to the Lenders the principal amount of the B Loans with respect to such Leased Property and to the Lessor the B Allocated Amount and the Lessor's Net Invested Amount with respect to such Leased Property, to the extent of the proceeds of the sale of the related Leased Property in accordance with Section 14.6 of the Lease; and (iv) upon an Event of Default resulting in an acceleration of the Lessees' obligation to purchase the Leased Properties under the Lease, the amounts then due and payable by the Lessees under the Lease shall include all amounts necessary to pay in full the Loans, and accrued interest thereon, the Lessor's Invested Amount and accrued Yield thereon and all other obligations of the Lessees owing to the Agent and the Funding Parties pursuant to the Operative Documents.

     SECTION 2.6 Posting of Cash Collateral. On July 12, 2007, Concord hereby agrees that it shall deliver, as security for the Obligations, cash in an amount equal to the aggregate Funded Amounts outstanding on such date to an independent bank or other financial institution reasonably satisfactory to Concord and the Agent (the "Cash Collateral Trustee") to be held in a segregated account (the "Cash Collateral Account") for the sole benefit of the Funding Parties pursuant to a controlled account agreement in a form reasonably acceptable to Concord, the Cash Collateral Trustee and the Agent. Funds in the Cash Collateral Account shall be invested in Permitted Investments from time to time at the direction of Concord, provided that the Cash Collateral Trustee shall have a first priority, perfected interest in each such Permitted Investment. Concord hereby grants a continuing security interest in the Cash Collateral Account, and in the funds therein, to the Agent to secure all of the Obligations. Funds in the Cash Collateral Account shall be paid to the Agent, for application in accordance with the applicable provisions of the Loan Agreement upon the declaration of an Event of Default or the acceleration of the obligations of the Lessees under the Lease. Concord hereby agrees to execute and deliver such documents, agreements, financing statements and certificates that the Agent or the Cash Collateral Trustee may reasonably request in order to effect, evidence or perfect the interests of the Agent and the Cash Collateral Trustee in the Cash Collateral Account and the funds therein, together with an opinion of counsel in form and substance reasonably satisfactory to the Agent as to the enforceability of the controlled account agreement relating to the Cash Collateral Account and the perfection and priority of the Cash Collateral Trustee's Lien thereon and on the funds on deposit therein. If Concord has complied with the provisions of this
Section 2.6, and Concord requests the Agent and the Lessor in writing to release the Mortgages and the Assignments of Lease and Rents on the Leased Properties, the Agent and the Lessor shall execute and deliver such releases, termination statements and other documents as Concord reasonably requests to evidence such release, all at Concord's cost and expense. Upon the termination of the Lease and the payment in full of all of the Obligations, all funds remaining in the Cash Collateral Account shall be delivered to Concord.

     SECTION 2.7   Actions on the Effective Date Hereof. On the Effective Date
(i) each Lender that was not previously a Lender party to an Original Agreement shall fund an amount equal to such Lender's Commitment Percentage of the aggregate Funded Amounts outstanding on the Effective Date, which amount shall be paid in immediately available funds to the account of the Agent, and shall be used to prepay, in part, the principal of the Loans made by SunTrust

Bank and (ii) the Lessor shall fund an amount equal to the remaining outstanding principal balance of the Loans of SunTrust Bank (after giving effect to the reduction thereof by application of the proceeds funded by the new Lenders pursuant to the foregoing clause (i)), which amount may be funded by an interbank transfer and shall be used to prepay the remaining SunTrust Bank Loans in full. In addition, on the date hereof, the Original 2002 Lease, the Original 2000 Lease and the Original 1998 Lease shall be amended and restated pursuant to the Lease, and all of the properties that were subject to the Original 1998 Lease, the Original 2000 Lease and the Original 2002 Lease shall become "Leased Properties" for all purposes of the Operative Documents.

                                   ARTICLE III
                         CONDITIONS PRECEDENT; DOCUMENTS

     SECTION 3.1 Conditions to the Obligations of the Funding Parties on each Closing Date. The obligations of the Lessor and each Lender to carry out their respective obligations under Section 2 of this Master Agreement to be performed on the Closing Date with respect to any Land and any Building thereon shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel) on or prior to such Closing Date of the following conditions precedent, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section
3.1 which are required to be performed by such Funding Party; provided, further, that notwithstanding anything to the contrary set forth in this Master Agreement or any of the other Operative Documents, each party hereto acknowledges and agrees that the provisions of this Section 3.1 shall not apply to the Leased Properties listed on Schedule 2 hereof, such conditions having been satisfied on the applicable Closing Date for each respective Leased Property:

          (a) Documents. The following documents shall have been executed and delivered by the respective parties thereto:

               (i) Deed and Purchase Agreement. The related original Deed duly executed by the applicable Seller and in recordable form, and copies of the related Purchase Agreement, assigned to the Lessor, shall each have been delivered to the Agent by the related Lessee, or the related Ground Lease, duly assigned to the Lessor, shall have been delivered to the Agent, as applicable (it being understood, that each Purchase Agreement and each Ground Lease shall be reasonably satisfactory in form and substance to the Lessor and the Agent).

               (ii) Lease Supplement. The original of the related Lease Supplement, duly executed by the related Lessee and the Lessor and in recordable form, shall have been delivered to the Agent by such Lessee.

               (iii) Mortgage and Assignment of Lease and Rents. Counterparts of the Mortgage (substantially in the form of Exhibit D attached hereto), duly executed by the Lessor and in recordable form, shall have been delivered to the Agent (which Mortgage shall secure all the Lease Balance unless such mortgage is subject to a tax based on the amount of indebtedness secured thereby, in which case the amount secured will be limited to debt in an amount equal to such amount as is negotiated in good faith by the Agent and Concord); and the

          Assignment of Lease and Rents (substantially in the form of Exhibit B attached hereto) in recordable form, duly executed by the Lessor, shall have been delivered to the Agent by the Lessor.

               (iv) Security Agreement and Assignment. If Buildings are to be constructed on the Land, (1) counterparts of a supplement to the Construction Agency Agreement duly executed by the Construction Agent and counterparts of the Security Agreement and Assignment (substantially in the form of Exhibit C attached hereto), duly executed by the Construction Agent, with an acknowledgment and consent thereto satisfactory to the Lessor and the Agent duly executed by the related General Contractor and the related Architect or Engineer, as applicable, and complete copies of the related Construction Contract and the related Architect's Agreement or Engineer's Agreement certified by the Construction Agent, shall have been delivered to the Lessor and the Agent (it being understood and agreed that if no related Construction Contract or Architect's Agreement or Engineer's Agreement exists on such Closing Date, such delivery shall not be a condition precedent to the Funding on such Closing Date, and in lieu thereof the Construction Agent shall deliver complete copies of such Security Agreement and Assignment and consents concurrently with or promptly after the Construction Agent's entering into such contracts) and (2) a supplement to the Construction Agency Agreement, duly executed by the Construction Agent and the Lessor, together with the Construction Budget for such Leased Property, shall have been delivered to the Agent.

               (v) Survey. The related Lessee shall have delivered, or shall have caused to be delivered, to the Lessor and the Agent, at such Lessee's expense, an accurate survey certified to the Lessor and the Agent in a form reasonably satisfactory to the Lessor and the Agent and prepared within ninety (90) days of such Closing Date (or such other longer time period agreed to by the Lessor and the Agent) by a Person reasonably satisfactory to the Lessor and the Agent. Such survey shall (1) be acceptable to the Title Insurance Company for the purpose of providing extended coverage to the Lessor and a lender's comprehensive endorsement to the Agent, (2) show no material encroachments on the related Land by structures owned by others, and no material encroachments from any part of such Leased Property onto any land owned by others, and (3) disclose no state of facts reasonably objectionable to the Lessor, the Agent or the Title Insurance Company.

               (vi) Title and Title Insurance. On such Closing Date, the Lessor shall receive from a title insurance company acceptable to the Lessor and the Agent an ALTA Owner's Policy of Title Insurance issued by such title insurance company and the Agent shall receive from such title insurance company an ALTA Mortgagee's Policy of Title Insurance issued by such title insurance company, in each case, in the amount of the projected cost of acquisition and construction of such Leased Property, reasonably acceptable in form and substance to the Lessor and the Agent, respectively (collectively, the "Title Policy"). The Title Policy shall be dated as of such Closing Date, and, to the extent permitted under

          Applicable Law, shall include such affirmative endorsements as the Lessor or the Agent shall reasonably request.

               (vii) Appraisal. The Agent shall have received a report of the Appraiser (an "Appraisal"), paid for by the related Lessee, which shall meet the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, shall be satisfactory to each Funding Party and shall state in a manner satisfactory to each Funding Party the estimated "as vacant" value of such Land and existing Buildings or any Building to be constructed thereon. Such Appraisal must show that the "as vacant" value of such Leased Property (if a Building is to be constructed on the Land, determined as if the Building had already been completed in accordance with the related Plans and Specifications) is at least 45% of the total cost of such Leased Property.

               (viii) Environmental Audit and related Reliance Letter. The Agent shall have received an Environmental Audit for such Leased Property, which shall be conducted in accordance with ASTM standards and shall not include a recommendation for further investigation and shall be otherwise satisfactory to the Lessor and the Agent; and the firm that prepared the Environmental Audit for such Leased Property shall have delivered to the Agent a letter stating that the Lessor, the Agent and the Lenders may rely upon such firm's Environmental Audit of such Land, it being understood that the Lessor's and the Agent's acceptance of any such Environmental Audit shall not release or impair Concord's or any Lessee's obligations under the Operative Documents with respect to any environmental liabilities relating to such Leased Property.

               (ix) Evidence of Insurance. The Agent shall have received from the related Lessee certificates of insurance evidencing compliance with the provisions of Article VIII of the Lease or, if such Leased Property is a Construction Land Interest, the provisions of Section
          2.9 of the Construction Agency Agreement (including the naming of the Agent and the Funding Parties as additional insured or loss payee as set forth in Article VII of the Lease or Section 2.9 of the Construction Agency Agreement, as applicable), in form and substance reasonably satisfactory to the Lessor and the Agent.

               (x) UCC Financing Statement; Recording Fees; Transfer Taxes. The Agent shall have received satisfactory evidence of (i) the execution (if required by applicable law) and delivery by the related Lessee and the Lessor to Agent of a UCC-1 and, if required by applicable law, UCC-2 financing statement to be filed with the Secretary of State of the applicable State (or other appropriate filing office) and the county where the related Land is located, respectively, and such other Uniform Commercial Code financing statements as any Funding Party deems necessary or desirable in order to perfect such Funding Party's or the Agent's interests and (ii) the payment of all recording and filing fees and taxes with respect to any recordings or filings made of the related Deed, the Lease, the related Lease Supplement, the related Mortgage and the related Assignment of Lease and Rents.

               (xi) Opinions. An opinion of local counsel for the related Lessee qualified in the jurisdiction in which such Leased Property is located, substantially in the form set forth in Exhibit G attached hereto, and containing such other matters as the parties to whom they are addressed shall reasonably request, shall have been delivered and addressed to Agent. To the extent requested by the Agent, opinions supplemental to those delivered under Section 3.2(vi) of the 2002 Master Agreement and reasonably satisfactory to the Agent shall have been delivered to the Agent and addressed to each of the Lessor, the Agent and the Lenders.

               (xii) Good Standing Certificates. The Agent shall have received good standing certificates for the Lessor and the related Lessee from the appropriate offices of the state where the related Land is located.

               (xiii) IDB Property. If such Leased Property is an IDB Property or will otherwise be subject to industrial development or revenue bonds, the IDB Documentation shall have been executed or will, when applicable, be executed by the parties thereto, and shall be in form and substance reasonably acceptable to the Agent, the Lessor and the Lenders; provided that the consent of the Agent, the Lessor and the Lenders shall not be unreasonably withheld, conditioned or delayed.

          (b) Litigation. No action or proceeding shall have been instituted or, to the knowledge of any Funding Party, threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Master Agreement or any transaction contemplated hereby or by any other Operative Document or which would reasonably be expected to result in a Material Adverse Effect.

          (c) Legality. In the opinion of such Funding Party or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Funding Party to participate in any of the transactions contemplated by the Operative Documents.

          (d) No Events. (i) No Event of Default, Potential Event of Default, Event of Loss or Event of Taking relating to such Leased Property shall have occurred and be continuing, (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking, and (iii) there shall not have occurred any event that would reasonably be expected to have a Material Adverse Effect since December 31, 2002.

          (e) Representations. Each representation and warranty of the parties hereto or to any other Operative Document contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of such Closing

     Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

          (f) Cutoff Date. No Closing Date shall occur after the Funding Termination Date.

          (g) Approval. The Agent shall not have rejected such Leased Property for inclusion in the Lease by written notice to Concord.

          (h) Commitments. After giving effect to the inclusion of such Leased Property in the Transaction, the then aggregate unfunded portions of the Construction Budgets for all of the Construction Land Interests do not exceed the unfunded Commitments.

     SECTION 3.2 Additional Conditions for Effectiveness. The effectiveness of this Amended and Restated Master Agreement shall be subject to the satisfaction of, or waiver by, each party hereto (acting directly or through its counsel) of the following conditions precedent, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section 3.2 which are required to be performed by such Funding Party:

          (a) Documents. The following documents shall have been executed and delivered by the respective parties thereto:

               (i) Loan Agreement; Guaranty Agreement; Etc. Counterparts of the Loan Agreement, duly executed by the Lessor, the Agent and each Lender shall have been delivered to the Agent. An A Note and a B Note, duly executed by the Lessor, and the Subsidiary Guaranty, duly executed by the Subsidiary Guarantors, shall have been delivered to the Agent. The Guaranty Agreement, duly executed by Concord, shall have been delivered to the Agent. The Agent's Fee Letter, duly executed by Concord, shall have been delivered to the Agent, and the Lessor Yield Letter, duly executed by Concord, shall have been delivered to the Lessor.

               (ii) Master Agreement. Counterparts of this Master Agreement, duly executed by the parties hereto, shall have been delivered to the Agent.

               (iii) Construction Agency Agreement. Counterparts of the Construction Agency Agreement, duly executed by the parties thereto shall have been delivered to the Agent.

               (iv) Lease. Counterparts of the Lease, duly executed by the Lessees party to this Master Agreement on the date hereof and the Lessor, shall have been delivered to the Agent and the original, chattel paper copy of the Lease shall have been delivered to the Agent. Counterparts of amendments to the lease supplements filed pursuant to the Original 1998 Lease, the Original 2000 Lease and the Original 2002 Lease, duly executed by the related Lessee and the Lessor shall have been delivered to the Agent.

               (v) Lessee's Resolutions and Incumbency Certificate, etc. The Agent shall have received (x) a certificate of the Secretary or an Assistant Secretary of each of Guarantor, each Lessee party hereto on the date hereof and each other Obligor, attaching and certifying as to
          (i) the Board of Directors' (or appropriate committee's) resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, and (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf.

               (vi) Lessor's Consents and Incumbency Certificate, etc. The Agent and Concord shall have received a certificate of the Secretary or an Assistant Secretary of the Lessor attaching and certifying as to
          (i) the consents of the managers of the Lessor duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, and (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf.

          (b) Litigation. No action or proceeding shall have been instituted or, to the knowledge of any Funding Party, threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Master Agreement or any transaction contemplated hereby or by any other Operative Document or which would reasonably be expected to result in a Material Adverse Effect.

          (c) Legality. In the opinion of such Funding Party or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Funding Party to participate in any of the transactions contemplated by the Operative Documents.

          (d) No Events. (i) No Event of Default or Potential Event of Default shall have occurred and be continuing and (ii) there shall not have occurred any event that would reasonably be expected to have a Material Adverse Effect since December 31, 2002.

          (e) Representations. Each representation and warranty of the parties hereto or to any other Operative Document contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of the Effective Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

     SECTION 3.3 Conditions to the Obligations of Lessee. The obligations of any Lessee to lease a Leased Property from the Lessor are subject to the fulfillment on the related

Closing Date to the satisfaction of, or waiver by, such Lessee, of the following conditions precedent:

          (a) General Conditions. The conditions set forth in Section 3.1 for any Land that is not a Leased Property (or a portion of a Leased Property) as of the Effective Date and Section 3.2 that require fulfillment by the Lessor or the Lenders shall have been satisfied, and the execution and delivery of the Operative Documents to be executed by the Lessor or the Lenders in connection with such Leased Property.

          (b) Legality. In the opinion of such Lessee or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Lessee to participate in any of the transactions contemplated by the Operative Documents.

          (c) Purchase Agreement; Ground Lease. For any Land that is not a Leased Property (or a portion of a Leased Property) as of the Effective Date, the Purchase Agreement and, if applicable, the Ground Lease and all documents to be delivered under the Purchase Agreement or Ground Lease, including title insurance, survey and environmental audit, shall be reasonably satisfactory to such Lessee.

     SECTION 3.4 Conditions to the Obligations of the Funding Parties on each Funding Date. The obligations of the Lessor and each Lender to carry out their respective obligations under Section 2 of this Master Agreement to be performed on each Funding Date shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through their respective counsel) on or prior to each such Funding Date of the following conditions precedent, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section 3.4 which are required to be performed by such Funding Party:

          (a) Funding Request. The Lessor and the Agent shall have received from the Construction Agent or a Lessee the Funding Request therefor pursuant to Section 2.2(d).

          (b) Condition Fulfilled. As of such Funding Date, the condition set forth in Section 3.1(d) shall have been satisfied.

          (c) Representations. As of such Funding Date, both before and after giving effect to the Funding requested by the Construction Agent or a Lessee on such date, the representations and warranties that the Construction Agent or such Lessee is deemed to make pursuant to Section 2.2(e) shall be true and correct on and as of such Funding Date as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

          (d)  No Bonded Stop Notice or Filed Mechanics Lien. As of such
     Funding Date, and as to any Funded Amount requested for any Leased Property on such Funding Date, (i) none of the Lessor, the Agent or any Lender has received (with respect to such

     Leased Property) a bonded notice to withhold Loan funds that has not been discharged by the related Lessee or the Construction Agent, and (ii) no mechanic's liens or materialman's liens have been filed against such Leased Property in an amount in excess of 15% of the Construction Budget for such Leased Property that have not been discharged by the related Lessee, bonded over in a manner reasonably satisfactory to the Agent or insured over by the Title Insurance Company.

          (e) Lease Supplement. If the Funding relates to a Building that will be leased under a Lease Supplement separate from the Lease Supplement for the related Land, the original of such separate Lease Supplement, duly executed by the related Lessee and the Lessor and in recordable form, shall have been delivered to the Agent.

     SECTION 3.5 Completion Date Conditions. The occurrence of the Completion Date with respect to any Leased Property shall be subject to the fulfillment to the satisfaction of, or waiver by, the Required Funding Parties (acting directly or through their respective counsel) of the following conditions precedent:

          (a) Title Policy Endorsements. The Construction Agent shall have furnished to the Agent, for the benefit of the Funding Parties, the following endorsements to the related Title Policy (each of which shall be subject to no exceptions other than those reasonably acceptable to the Agent): a date-down endorsement (redating and confirming the coverage provided under the Title Policy and each endorsement thereto) and a "Form 9" endorsement (if available in the applicable jurisdiction), in each case, effective as of a date not earlier than the date of completion of the Construction. The Construction Agent shall also deliver to the Agent copies of a certificate or certificates of occupancy for such Leased Property or other legally equivalent permission to occupy such Leased Property.

          (b) Construction Completion. Any related Construction shall have been completed substantially in accordance with the related Plans and Specifications (subject to minor punch list requirements), the related Deed and all Applicable Laws, and such Leased Property shall be ready for occupancy and operation. All fixtures, equipment and other property contemplated under the Plans and Specifications to be incorporated into or installed in such Leased Property shall have been substantially incorporated or installed, free and clear of all Liens except for Permitted Liens. The Construction Agent shall have provided to the Agent a list, in reasonable detail, of the Funded Equipment.

          (c) Construction Agent Certification. The Construction Agent shall have furnished the Lessor and the Agent with a certification of the Construction Agent (substantially in the form of Exhibit H) that:

               (i) all amounts owing to third parties for the related Construction have been paid in full (other than contingent obligations for which the Construction Agent has made adequate reserves), and no litigation or proceedings are pending, or to the best of the Construction Agent's knowledge, are threatened, against such Leased Property or the Construction Agent or the related Lessee which could reasonably be expected to have a Material Adverse Effect;

               (ii) all material consents, licenses and permits and other governmental authorizations or approvals required for such Construction and operation of such Leased Property have been obtained and are in full force and effect;

               (iii) such Leased Property has available all services of public facilities and other utilities necessary for use and operation of such Leased Property for its intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the related Building and public highways for pedestrians and motor vehicles;

               (iv) all material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of such Leased Property as the related Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and neither the Construction Agent nor the related Lessee has any knowledge of any pending modification or cancellation of any of the same; and the use of such Leased Property does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained and is in full force and effect for its continuing legal use; and

               (v) to the best of the Construction Agent's knowledge, such Leased Property is in compliance in all material respects with all applicable zoning laws and regulations.

     The parties hereto acknowledge that the conditions set forth in this
Section 3.5 have been satisfied with respect to the Leased Property that is subject to the Original 2000 Lease.

     SECTION 3.6 Addition of Lessees. After the date hereof, Subsidiaries of Concord may become Lessees hereunder and under the other Operative Documents upon satisfaction of the following conditions precedent:

          (a) such Subsidiary and the Guarantor shall have executed and delivered to the Agent and the Lessor a Joinder Agreement, substantially in the form of Exhibit E;

          (b) such Subsidiary shall have delivered to each of the Agent and the Lessor (x) a certificate of the Secretary or an Assistant Secretary of such Subsidiary, attaching and certifying as to (i) the Board of Directors' resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, (iii) its certificate of incorporation, certified as of a recent date by the Secretary of State of its incorporation and (iv) its by-laws, and (y) good standing certificates from the appropriate offices of the States of such Subsidiary's incorporation and principal place of business;

          (c) such Subsidiary shall have delivered an opinion of Dechert LLP or other counsel reasonably acceptable to the Agent and the Funding Parties, addressed to each of the Lessor, the Agent and the Lenders, substantially in the form of the opinions delivered pursuant to the first sentence of
     Section 3.2(vi) of the 2002 Master Agreement; and

          (d) the Agent, the Lessor and the Lenders shall have received such other documents, certificates and information as any of them shall have reasonably requested.

                                   ARTICLE IV
                                REPRESENTATIONS

     SECTION 4.1 Representations of the Obligors. Effective as of the Effective Date, as of each Closing Date and as of each Funding Date, each Obligor represents and warrants to each of the other parties hereto as follows (provided that Concord shall not make the representation set forth in Section 4.1(o)):

          (a) Corporate Existence and Power. Each of Concord and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (iii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          (b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Obligor of this Master Agreement and the other Operative Documents to which such Obligor is party (i) are within the corporate or other applicable powers of such Obligor, (ii) have been duly authorized by all necessary corporate or other applicable action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official and (iv) do not contravene, or constitute a default under, any provision of Requirement of Law or Contractual Obligation of such Obligor that would reasonably be expected to have a Material Adverse Effect or (v) result in the creation or imposition of any Lien on any of the properties or revenues of such Obligor or any of its Subsidiaries (other than any Lien created by the Operative Documents).

          (c) Binding Effect. This Master Agreement and the other Operative Documents to which any Obligor is party constitute valid and binding agreements of such Obligor and will constitute valid and binding obligations of such Obligor, in each case enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (d) Material Adverse Effect. Since December 31, 2002, there has not occurred any event that would reasonably be expected to have a Material Adverse Effect.

          (e)  Litigation.

          (i) There is no action, suit or proceeding pending against, or to the knowledge of such Obligor threatened against or affecting, any Obligor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (A) which could reasonably be expected to have any Material Adverse Effect or (B) which in any manner draws into question the validity or enforceability of this Master Agreement or any other Operative Document.

          (ii) Without limiting the generality of clause (i) of this paragraph
     (e), (A) there is not any Covered Administrative Action which is currently in effect and (B) there is no examination, investigation or proceeding by any Banking Agency pending against, or to the knowledge of such Obligor threatened against or affecting, such Obligor or any of its Subsidiaries in which there is a reasonable likelihood of any Covered Administrative Action that, in the case of either (A) or (B), could reasonably be expected to have a Material Adverse Effect.

          (f) Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          (g) Taxes. Each Obligor and its Subsidiaries have filed all United States Federal income tax returns (or timely extension requests therefor) and all other material tax returns (or timely extension requests therefor) which are required to be filed by them and have paid, to the extent that the failure to pay could reasonably be expected to have a Material Adverse Effect, (i) all taxes shown to be due and payable on said returns or (ii) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, and no tax Lien has been filed, and, to the best knowledge of such Obligor no claim is being asserted, with respect to any such tax, fee or other charge, except to the extent that such liens or claims would not be reasonably expected to have a Material Adverse Effect. The charges, accruals and reserves in accordance with GAAP on the books of such Obligor and its Subsidiaries in respect of taxes or other governmental charges are, in the reasonable opinion of such Obligor, adequate.

          (h) Subsidiaries. Each of Concord's Subsidiaries is an entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate or other necessary powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          (i) Not an Investment Company. No Obligor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (j) Full Disclosure. All information heretofore furnished by any Obligor to the Agent or any Funding Party for purposes of or in connection with this Master Agreement or any transaction contemplated hereby, taken as a whole, does not contain, and all such information hereafter furnished by any Obligor to the Agent or any Funding Party will not contain, any untrue statement of material fact and does not omit and will not omit to state any material fact necessary to make the statements therein in light of the circumstances in which they were made, not misleading.

          (k) Use of Proceeds. The proceeds of the Funded Amounts made under this Master Agreement will be used by the Construction Agent or a Lessee for the purposes described in Sections 2.2 and 2.7. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

          (l) Absence of Defaults. No event has occurred and is continuing which constitutes a Potential Event of Default or an Event of Default. No event has occurred and is continuing which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Obligor or any Subsidiary under any Material Contract or judgment, decree or order to which such Obligor or one or more of its Subsidiaries is a party or by which such Obligor or one or more of its Subsidiaries or any of their respective properties may be bound or which would require such Obligor or one or more of its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor, except in cases in which any such default or event of default would not, in any instance or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          (m) Financial Condition. The audited consolidated balance sheet of Concord and its consolidated Subsidiaries as of December 31, 2002 and the audited consolidated statements of earnings and statements of cash flows for the year ended December 31, 2002 have heretofore been furnished to the Agent. Such financial statements (including the notes thereto) (i) have been audited by Ernst & Young LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of Concord and its consolidated Subsidiaries as of such date and for such periods. Since December 31, 2002, there has been no material adverse change in the business, financial position, results of operations or prospects of Concord and its consolidated Subsidiaries, taken as a whole.

          (n) Rights in Respect of the Leased Property. No Lessee is a party to any contract or agreement to sell any interest in any Leased Property or any part thereof, other than as contemplated by the Operative Documents or as disclosed in the Title Policy.

          (o) Environmental Matters - General. Except to the extent otherwise disclosed in Schedule 4.1(o),

          (i) To the best of each Obligor's knowledge, the properties of such Obligor and its Subsidiaries do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or
     (B) could give rise to liability under applicable Environmental Laws, except in cases in which any such violation or liability is not reasonably likely to result, in any given instance or in the aggregate, in liability of such Obligor or any Subsidiary in excess of $10,000,000;

          (ii) To the best of each Obligor's knowledge, such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, except in cases in which any failure to be in compliance is not reasonably likely to result, in any given instance or in the aggregate, in liability of such Obligor or any Subsidiary in excess of $10,000,000, and there is no contamination at, under or about such properties or such operations which could materially interfere with the continued operation of such properties or materially impair the fair saleable value thereof;

          (iii) Neither any Obligor nor any Subsidiary has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of its properties or the operations conducted in connection therewith, nor does any Obligor or any Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened, except in cases in which the liability of such Obligor or any Subsidiary, in any given instance or in the aggregate, is not reasonably likely to exceed $10,000,000;

          (iv) No Hazardous Materials have been transported or disposed of from the properties of any Obligor or its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, except in cases in which the liability of such Obligor or any Subsidiary, in any given instance or in the aggregate, is not reasonably likely to exceed $10,000,000;

          (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of any Obligor, threatened, under any Environmental Law to which such Obligor or any Subsidiary is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations, except in cases in which the liability of such Obligor or any Subsidiary, in any given instance or in the aggregate, is not reasonably likely to exceed $10,000,000; and

          (vi) There has been no release, or to the best of any Obligor's knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except in cases in which the liability of such Obligor or any Subsidiary, in any given instance or in the aggregate, is not reasonably likely to exceed $10,000,000.

          (p)  Hazardous Materials - Leased Properties.

               (i) To the best knowledge of the related Lessee, except as described in the related Environmental Audit, on the Closing Date for each Leased Property, there are no Hazardous Materials present at, upon, under or within such Leased Property or released or transported to or from such Leased Property (except in compliance in all material respects with all Applicable Law).

               (ii) On the related Closing Date, no Governmental Actions have been taken or are in process or have been threatened, which could reasonably be expected to subject such Leased Property or any Funding Party to any Claims or Liens with respect to such Leased Property under any Environmental Law or would otherwise have a Material Adverse Effect.

               (iii) The related Lessee has, or will obtain on or before the date required by Applicable Law, all Environmental Permits necessary to operate each Leased Property, if any, in accordance with Environmental Laws and is complying with and has at all times complied with all such Environmental Permits, except to the extent the failure to obtain such Environmental Permits or to so comply would not have a Material Adverse Effect.

               (iv) Except as set forth in the related Environmental Audit or in any notice subsequently furnished by the related Lessee to the Agent and approved by the Agent in writing prior to the respective times that the representations and warranties contained herein are made or deemed made hereunder, no notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to the related Lessee, no penalty has been assessed on the related Lessee and no investigation or review is pending or, to its best knowledge, threatened by any Governmental Authority or other Person in each case relating to any Leased Property with respect to any alleged material violation or liability of the related Lessee under any Environmental Law. To the best knowledge of the related Lessee, no material notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to any other Person, no material penalty has been assessed on any other Person and no investigation or review is pending or threatened by any Governmental Authority or other Person relating to any Leased Property with respect to any alleged material violation or liability under any Environmental Law by any other Person.

               (v) Each Leased Property and each portion thereof are presently in compliance in all material respects with all Environmental Laws, and there are no present or, to the related Lessee's best knowledge, past facts, circumstances, activities, events, conditions or occurrences regarding such Leased Property (including without limitation the release or presence of Hazardous Materials) that would reasonably be anticipated to (A) form the basis of a material Claim against such Leased Property, any Funding Party or the related Lessee, (B) cause such Leased Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which such Leased Property is located, other than notices filed in the ordinary cause of business, or (D) prevent or interfere with the continued operation and maintenance of such Leased Property as contemplated by the Operative Documents.

For purposes of this Section 4.1(p), the term "material" with respect to any event or circumstance means that such event or circumstance would reasonably be anticipated to result in criminal or material liability on the part of any Funding Party, or to otherwise have a Material Adverse Effect.

          (q) Leased Property. The present condition of each Leased Property conforms in all material respects with all conditions or requirements of all existing permits and approvals issued with respect to such Leased Property, and the related Lessee's future intended use of such Leased Property under the Lease does not, in any material respect, violate any Applicable Law. No material notices, complaints or orders of violation or non-compliance have been issued or threatened or contemplated by any Governmental Authority with respect to any Leased Property or any present or intended future use thereof. All material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of each Leased Property as the related Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or to the related Lessee's best knowledge will be, obtained and are or will be in full force and effect, and the related Lessee has no knowledge of any pending material modification or cancellation of any of the same.

          (r) Flood Hazard Areas. No portion of any Leased Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any Building located on any Leased Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Leased Property in accordance with the Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

     SECTION 4.2   Survival of Representations and Effect of Fundings.

          (a) Survival of Representations and Warranties. All representations and warranties made in Section 4.1 shall survive delivery of the Operative Documents and every Funding, and shall remain in effect until all of the Obligations are fully and irrevocably paid.

          (b) Each Funding a Representation. Each Funding accepted by a Lessee or the Construction Agent shall be deemed to constitute a representation and warranty by each Obligor to the effect of Section 4.1.

     SECTION 4.3 Representations of the Lessor. Effective as of the Effective Date, as of each Closing Date and as of each Funding Date, in each case, with respect to each of the Leased Properties, the Lessor represents and warrants to the Agent, the Lenders, Concord and the other Lessees as follows:

          (a) Securities Act. The interest being acquired or to be acquired by the Lessor in such Leased Property is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that the Lessor shall be entitled to assign, convey or transfer its interest in accordance with Section 6.1.

          (b) Due Organization, etc. The Lessor is a limited liability company duly organized and validly existing in good standing under the laws of Delaware and is duly qualified and in good standing in each jurisdiction where the failure to be so qualified would materially adversely affect the Lessor's ability to perform its obligations under the Operative Documents to which it is, or will be, a party and has full power, authority and legal right to execute, deliver and perform its obligations under the Lease, this Master Agreement and each other Operative Document to which it is or will be a party.

          (c) Due Authorization; Enforceability, etc. This Master Agreement and each other Operative Document to which the Lessor is or will be a party have been or will be duly authorized, executed and delivered by or on behalf of the Lessor and are, or upon execution and delivery will be, legal, valid and binding obligations of the Lessor enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

          (d) No Conflict. The execution and delivery by the Lessor of the Lease, this Master Agreement and each other Operative Document to which the Lessor is or will be a party, are not or will not be, and the performance by the Lessor of its obligations under each will not be, inconsistent with its organizational documents, do not and will not contravene any Applicable Law applicable generally to parties providing financing and do not and will not contravene any provision of, or constitute a default under, any material Contractual Obligation of Lessor, do not and will not require the consent or approval of, the giving of notice to, the registration with or taking of any action in respect of or by, any Governmental Authority applicable generally to parties providing financing, except such as have been obtained, given or accomplished, and the Lessor possesses all requisite regulatory authority to undertake and perform its obligations under the Operative Documents, in each case if such contravention, default or failure to obtain, give or accomplish such consent, approval, notice or registration would materially adversely affect the Lessor's ability to perform its obligations under the Operative Documents to which it is or will be a party.

          (e) Litigation. There are no pending or, to the knowledge of the Lessor, threatened actions or proceedings against the Lessor before any court, arbitrator or administrative agency with respect to any Operative Document or that would have a material adverse effect upon the ability of the Lessor to perform its obligations under this Master Agreement or any other Operative Documents to which it is or will be a party.

          (f) Lessor Liens. No Lessor Liens (other than those created by the Operative Documents) exist on any Closing Date on the Leased Property, or any portion thereof, and the execution, delivery and performance by the Lessor of this Master Agreement or any other Operative Document to which it is or will be a party will not subject any Leased Property, or any portion thereof, to any Lessor Liens (other than those created by the Operative Documents).

          (g) Employee Benefit Plans. The Lessor is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code).

          (h) No Offering. The Lessor has not offered the Notes to any Person in any manner that would subject the issuance thereof to registration under the Securities Act or any applicable state securities laws.

          (i) Investment Company. The Lessor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (j) Financial Statements. The financial statements provided to the Guarantor by the Lessor or by STI have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby. There are no material transactions, agreements or accounts that have not been properly recorded in the accounting records underlying the financial statements of the Lessor provided to the Guarantor by the Lessor.

          (k) Sole Member. SunTrust Banks, Inc. ("STI") is the sole member of the Lessor and, in its capacity as the sole member of Lessor, is entitled to the profits and the losses of the Lessor. There is only one class of equity in the Lessor. Profits or losses resulting from the Lessor's equity investment in the Transaction are included in the overall profits and losses of the Lessor.

          (l) Fair Value. As of the Effective Date, the gross fair value of the Leased Properties is less than half of the total fair value of the assets of the Lessor. The "fair value" of the assets of the Lessor has been determined as follows: (i) by excluding the value of any asset within a Silo (as defined in paragraph (m) below), (ii) for those transactions accounted for by the Lessor as leveraged leases pursuant to FAS 13, the fair value of the related leased properties have been determined on a gross basis prior to the application of leveraged lease accounting (recognizing that equity investments by the Lessor in another entity, including those accounted for as leveraged leases, should not be grossed up), (iii) the determination of fair value of the Lessor's assets leased by the Lessor under operating leases to lessees has been determined without regard to residual value guarantees, remarketing arrangements, non-recourse financings, purchase options or any other contractual provisions, whether between the Lessor and Concord or other parties, that might otherwise impact the fair value of the Lessor's assets, and (iv) for assets other than the Leased Properties that qualify as finance leases, fair value has been determined as the sum of the fair values of the corresponding finance lease receivables and unguaranteed residual values.

          (m) Source of Funds. The Lessor has not financed an amount equal to or greater than 95% of the fair value of the Leased Properties, on either an individual or an aggregate basis, with the proceeds of non-recourse debt or the sale of participations that are recourse solely to a specified transaction, targeted equity or any other type of funding that would result in the Leased Properties being essentially the only source of repayment (in aggregate, a "Silo").

          (n) Consolidation. The Lessor is consolidated on a voting interest basis with STI, its sole member, which is a publicly traded corporation, in accordance with FIN 46 and the Leased Properties are included therein. The Lessor is included in STI's consolidated financial statements filed with the Securities and Exchange Commission.

          (o) Minimum Lease Payments. At all times from, and including, the Effective Date through, and including June 30, 2003, the "present value of the minimum lease payments", as defined in FAS 13, as it relates to the Lessor, including any minimum lease payments represented by residual value insurance, do not, and will not, equal or exceed 97% of the fair value of any Leased Property.

     SECTION 4.4 Representations of each Lender. Effective as of the Effective Date, as of each Closing Date and as of each Funding Date, each Lender represents and warrants to the Lessor, to Concord and to the other Lessees as follows:

          (a) Securities Act. The interest being acquired or to be acquired by such Lender in the Funded Amounts is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that such Lender shall be entitled to assign, convey or transfer its interest in accordance with Section 6.2.

          (b) Employee Benefit Plans. Such Lender is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code).

                                    ARTICLE V
                      COVENANTS OF OBLIGORS AND THE LESSOR

     SECTION 5.1   Financial Statements. Concord shall deliver to the Agent:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of Concord, a consolidated balance sheet of Concord and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, changes in shareholder's equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on without any material qualification by Ernst & Young LLP or other independent public accountants of nationally recognized standing, together with an internally prepared consolidating balance sheet of Concord as of the end of such fiscal year and the related consolidating statement of income for such fiscal year;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Concord, Concord's quarterly reporting package which shall include a consolidated and consolidating balance sheet of Concord and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statement of income, and consolidated statements of changes in shareholder's equity and cash flows for the portion of Concord's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income, changes in shareholder's equity and cash flows, in comparative form the figures for the corresponding portion of Concord's previous fiscal year, all certified as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of Concord;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of Concord on behalf of Concord in substantially the form of Exhibit J (i) setting forth in reasonable detail the calculations required to establish whether Concord was in compliance with the requirements of Sections 5.2, 5.3 and 5.4 on the date of such financial statements and (ii) stating whether, to such officer's knowledge, any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which Concord is taking or proposes to take with respect thereto;

          (d) within five days after any financial officer of Concord obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of Concord setting forth the details thereof and the action which Concord is taking or proposes to take with respect thereto;

          (e) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of Concord setting forth details as to such occurrence and action, if any, which Concord or applicable member of the ERISA Group is required or proposes to take; and

          (f) from time to time such additional information regarding the financial position or business of Concord and its Subsidiaries as the Agent, at the request of any Funding Party, may reasonably request.

     SECTION 5.2 EBITR Ratio. Concord shall cause the ratio of Consolidated EBITR to Fixed Charges as of the last day of each fiscal quarter to be at least 3.0:1.

     SECTION 5.3 Funded Debt to Tangible Capitalization Ratio. Concord shall cause the Funded Debt to Tangible Capitalization Ratio as of the last day of each fiscal quarter to be no greater than 40%.

     SECTION 5.4 Adjusted Net Income. Concord shall cause Adjusted Net Income for each period of four consecutive fiscal quarters to be greater than $0.

     SECTION 5.5 No Impairment. Concord shall not take any action, and shall not permit any of its Significant Subsidiaries to take any action, that would materially impair Concord's ability to perform its obligations hereunder or under any other Operative Document. In particular, Concord shall not permit any of its Significant Subsidiaries to enter into any agreement or arrangement that would materially impair or restrict any Significant Subsidiary's ability to declare and pay dividends (or other similar distributions in the case of Significant Subsidiaries that are limited liability companies or partnerships) to its shareholders or other equity holders.

     SECTION 5.6 Additional Covenants; Significant Subsidiary. In the event that Concord or any Ten Percent Subsidiary enters into any credit agreement or loan agreement, Concord shall (i) promptly notify the Agent of such event and shall provide the Agent with a copy of such amendment, replacement or additional agreement and (ii) if requested by the Required Funding Parties, enter into an amendment to this Master Agreement and/or the Lease to evidence an amendment or addition to the covenants set forth herein or the Events of Default to the extent requested by the Required Funding Parties to make such covenants and/or Events of Default consistent with those set forth in such agreement (provided, with respect to Events of Default, they are consistent with the limitations thereon set forth in Article XIII of the Lease). If Concord acquires any Significant Subsidiary after the date hereof, or any Subsidiary otherwise becomes a Significant Subsidiary after the date hereof, Concord shall cause such Significant Subsidiary to become a Subsidiary Guarantor in accordance with the Subsidiary Guaranty.

     SECTION 5.7 Payment of Obligations. Each Obligor will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     SECTION 5.8 Maintenance of Property: Insurance. (a) Each Obligor will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, provided that, with respect to each fiscal year, each Obligor, together with its Subsidiaries, may fail to comply with the foregoing covenant with respect to property with an aggregate fair market value not exceeding $10,000,000.

          (b) CCS will, and will cause each of its Subsidiaries to, maintain (either in the name of such Obligor or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts, against at least such risks and with such risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Funding Parties, upon request from the Agent, information presented in reasonable detail as to the insurance so carried. Each Obligor (other than CCS) will maintain insurance in such amounts, against such risks, with insurance companies with credit standards and with deductibles as such Obligor determines to be appropriate in the exercise of its reasonable business judgment.

     SECTION 5.9 Conduct of Business and Maintenance of Existence. CCS will continue, and will cause each of its Subsidiaries to continue, to engage in business of substantially the same general type as now conducted by CCS and its Subsidiaries or a business related thereto, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.9 shall prohibit (i) the merger of a Subsidiary into CCS or the liquidation, merger or consolidation of a Subsidiary with or into another Person if the Person surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence or the abandonment of rights, privileges and franchises of any Subsidiary if CCS in good faith determines that such termination or abandonment is in the best interest of CCS and is not materially disadvantageous to the Funding Parties. Each of Concord and each Ten Percent Subsidiary (other than CCS) will continue to engage in business of substantially the same general type as now conducted by Concord or such Ten Percent Subsidiary, as the case may be, or a business related thereto, and will preserve, renew and keep in full force and effect its existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing set forth in this Section 5.9 shall prohibit the merger of any Ten Percent Subsidiary with any other Subsidiary or with Concord.

     SECTION 5.10 Compliance with Laws. Each Obligor will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder and Environmental Laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     SECTION 5.11 Inspection of Property, Books and Records. Each Obligor will keep and, in the case of CCS will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and, upon reasonable advance notice during normal business hours, will permit, representatives of any Funding Party at such Funding Party's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records relating to finance or accounting matters (other than strategic plans and other proprietary materials, and any materials subject to confidentiality agreements that prohibit such disclosure) and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     SECTION 5.12 Consolidations, Mergers and Sales of Assets. Neither Concord nor any Ten Percent Subsidiary will (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of Concord or such Ten Percent Subsidiary, as the case may be, and its Subsidiaries, taken as a whole, to any other Person, nor will Concord or any Ten Percent Subsidiary permit any of its Subsidiaries to do any of the foregoing if the effect thereof is to reduce the total assets or net income of Concord or such Ten Percent Subsidiary (in each case, on a consolidated basis for Concord or such Ten Percent Subsidiary, as the case may be, and its Subsidiaries) by more than 25% of such assets existing on, or net income generated during the four consecutive fiscal quarters ending immediately prior to, the date of such consolidation, merger, sale, lease or other transfer; provided that Concord or such Ten Percent Subsidiary, as the case may be, may merge with another Person if (x) Concord or such Ten Percent Subsidiary, as the case may be, is the corporation surviving such merger and (y) after giving effect to such merger, no Default shall have occurred and be continuing; provided, further that any Ten Percent Subsidiary may merge with any other Subsidiary or with Concord, as long as a Ten Percent Subsidiary or Concord is the entity surviving such merger. Concord will not transfer ownership, or permit the transfer of ownership, of the equity interests in CCS or Star if the effect thereof is that CCS or Star, as the case may be, becomes a Subsidiary of any national bank or federal savings bank that is a Subsidiary of Concord; in addition, Concord will not transfer ownership, or permit the transfer of ownership, of the equity interests of any other Significant Subsidiary (other than CCS or Star), whether such Significant Subsidiary exists on the date hereof or hereafter arises, to a national bank or federal savings bank that is a Subsidiary of Concord, if the intent of such transfer is to circumvent the representations and covenants applicable to Significant Subsidiaries in the Operative Documents (as opposed to an independent business purpose).

     SECTION 5.13 Negative Pledge. Neither any Ten Percent Subsidiary nor any Subsidiary thereof will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Liens and except:

          (a) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

          (b) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

          (c) any Lien on any asset of any person existing at the time such person is merged or consolidated with or into such Ten Percent Subsidiary or a Subsidiary and not created in contemplation of such event;

          (d) any Lien existing on any asset prior to the acquisition thereof by such Ten Percent Subsidiary or a Subsidiary and not created in contemplation of such acquisition;

          (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Indebtedness is not increased and is not secured by any additional assets;

          (f) Liens arising in the ordinary course of its business (including, without limitation, any such Liens for any income taxes not due and for any workmen's compensation liability) which (i) do not secure Indebtedness or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $40,000,000 for such Ten Percent Subsidiary and its Subsidiaries in the aggregate and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (g) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $20,000,000 for such Ten Percent Subsidiary and its Subsidiaries in the aggregate;

          (h)  Liens created under the Operative Documents; and

          (i) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal or face amount at any date not to exceed 3.0% of Consolidated Tangible Net Worth of such Ten Percent Subsidiary and its Subsidiaries.

     SECTION 5.14 Limitation on Indebtedness. No Ten Percent Subsidiary will or will permit any of its Subsidiaries to, incur or at any time be liable with respect to any Indebtedness except:

          (a)  Indebtedness under this Master Agreement;

          (b) other Indebtedness outstanding on the date of the Original Agreement (or, in the case of Persons that are not Ten Percent Subsidiaries on the date hereof, on the date such Person became a Ten Percent Subsidiary) not in excess of $10,000,000 in aggregate principal amount for such Ten Percent Subsidiary and its Subsidiaries in the aggregate (in the case of CCS and Star only) and refinancings thereof, provided that the principal amount thereof is not increased beyond the amount outstanding thereunder on the date of the Original Agreement or, in the case of Ten Percent Subsidiaries other than CCS and Star, on the date such Person becomes a Ten Percent Subsidiary, as the case may be; provided, further that for purpose of the foregoing, intercompany debt between Obligors and loans from any Obligor to any Subsidiary shall not be included as Indebtedness; and provided, further that no Subsidiary shall incur Indebtedness or enter into intercompany debt solely in anticipation of being a Ten Percent Subsidiary and subject to the restrictions set forth in this Section
5.14 (as opposed to an independent business purpose);

          (c)  Indebtedness secured by Liens permitted by Section 5.14; and

          (d) Indebtedness of such Ten Percent Subsidiary and its Subsidiaries not otherwise permitted by this Section incurred after the Initial Closing Date in an aggregate principal amount at any time outstanding not to exceed $10,000,000 for such Ten Percent Subsidiary and its Subsidiaries in the aggregate.

     SECTION 5.15 Transactions with Affiliates. Neither Concord nor any Obligor will, nor, in the case of CCS will it permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any substantial portion of its assets, tangible or intangible, to, or participate in, or effect, any transaction involving a substantial portion of its assets or that would affect the nature of its business or operations in any material adverse respect with, any Affiliate (other than another Obligor) except on an arms-length basis on terms at least as favorable to such Obligor, or, in the case of CCS, such Subsidiary of CCS as would have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing; and provided, further that with respect to Concord the foregoing actions shall only be prohibited if they could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.16 Further Assurances. Upon the written request of the Lessor or the Agent, each Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other similar documents, to be recorded or filed at such places and times in such manner, as may be necessary to preserve, protect and perfect the interest of the Lessor, the Agent and the Lenders in the Leased Properties as contemplated by the Operative Documents.

     SECTION 5.17 Additional Required Appraisals. If, as a result of any change in Applicable Law after the date hereof, an appraisal of all or any of the Leased Properties is required during the Lease Term under Applicable Law with respect to any Funding Party's interest therein, such Funding Party's Funded Amount with respect thereto or the Operative Documents, then the related Lessee shall pay the reasonable cost of such appraisal.

     SECTION 5.18 Lessor's Covenants. The Lessor covenants and agrees that, unless the Agent, Concord and the Lenders shall have otherwise consented in writing:

          (a) the proceeds of the Loans received from the Lenders will be used by the Lessor solely to acquire the related Leased Property and to pay the Construction Agent for certain Construction Costs associated therewith. No portion of the proceeds of the Loans will be used by the Lessor (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation or (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock;

          (b) it shall not consent to or permit the creation of any easement or other restriction against any Leased Property other than as permitted pursuant to Article VI of the Lease;

          (c) it shall not incur or permit to exist, and will promptly discharge each Lessor Lien and shall indemnify the Lenders and such Lessees for any loss, cost, expense or diminution in value of any Leased Property resulting from, or incurred as a result of, such Lessor Liens;

          (d) upon request of Concord, it will deliver to Concord, or its independent auditors, if requested by Concord (i) as soon as available and in any event within 20 days after the end of each fiscal quarter (other than the fourth fiscal quarter), a consolidated balance sheet of the Lessor as of the end of such fiscal quarter and of related statements of income for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP certified by a manager or officer of the Lessor and of STI, (ii) as soon as available and in any event within 45 days after the end of each fiscal year, a consolidated balance sheet of the Lessor as of the end of such fiscal year and the related statements of income for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP, certified by a manager or officer of the Lessor and STI and (iii) within 15 days after the end of each fiscal quarter (provided that the Lessor will use its best efforts to deliver such certificate within 10 days), a certificate in substantially the form set forth in Exhibit L, executed by an officer or manager of the Lessor and STI, provided that, if the Lessor's fiscal year is not a calendar year, the Lessor will also deliver such a certificate on or before each January 15, and provided, further, that if the Lessor believes that it will be unable to deliver such a certificate in the future or that it cannot make the representation set forth in Section 4.3(l) or (m), then the Lessor, at its option, shall either (A) provide documentation, based on GAAP and reasonably acceptable to Concord, to certify that the Lessor is a "voting interest entity" as defined in FIN 46 (which will be renewed as required),
     (B) obtain additional assets such that after giving effect thereto, such representation is accurate or (C) transfer its right, title and interest in some, or all, of the Leased Properties to another Affiliate of STI such that after giving effect to such transfer, such representation is accurate (and the parties hereto hereby agree that the Lessor may make such transfer without the need to obtain the consent of any party hereto);

          (e) in the event that Concord believes that it is reasonably possible that the aggregate value of the Leased Properties could exceed 30% (or such lower percentage as reasonably determined by the Lessee) of the total assets of the Lessor, upon the request of Concord, the Lessor shall provide to Concord representations, and supporting schedules and analyses, setting forth the Lessor's evaluation and conclusion that the Lessor is a voting interest entity in accordance with paragraphs 5a and b of FIN 46, including, but not limited to, quarterly and annual expected loss calculations;

          (f) it will not (A) incur additional non-recourse indebtedness with respect to the Leased Properties, (B) change the character of non-targeted equity or recourse borrowing in any way that would result in the Leased Properties, on either a property by property basis or on a aggregate basis, being essentially the only source of repayment of such funding source, or (C) make any distributions from the Lessor that would, in the case of any of the foregoing clauses (A), (B) and (C), result in such non-recourse funding being equal to or exceeding 95% of the fair value of the Leased Properties, on either a property by property or aggregate basis; and

          (g) at any time, upon request of Concord, permit Concord or an agent of Concord and Concord's independent auditors to examine the Lessor's books and records and visit the offices and properties of the Lessor during business hours for the purpose of examining such materials, (A) for the purpose of verifying the accuracy of the representations and warranties set forth in the certificate delivered pursuant to paragraph(d)(iii) above or in Section 4.3(l) or (m), or (B) for the purpose of reviewing the materials supporting the conclusion that the Lessor is a voting interest entity if the circumstances described in paragraph (e) or paragraph (d)(iii)(A) above exist or the Lessor has breached its representations or warranties set forth in Section 4.3(l) or (m) or in any certificate delivered pursuant to paragraph (d)(iii) above, provided that Concord and each such agent shall execute and deliver to the Lessor an agreement regarding the confidentiality of the Lessor's books and records and related information in form and substance reasonably satisfactory to the Lessor.

     At any time, the Lessor may submit to Concord, for Concord's acceptance, documentation based on GAAP to certify that the Lessor is a "voting interest entity" as defined by FIN 46, which documentation shall be renewed as required. Concord agrees to consider, and to request its independent accountants to consider, such documentation in good faith. If Concord accepts such determination, in its reasonable discretion, the Lessor shall not be required to comply with the covenants set forth in paragraph (d)(iii), (e) and (f) above, nor to make the representations set forth in Section 4.3(l) or (m) for so long as such documentation is renewed at least annually within 15 days after the end of each calendar year and the Lessor has no reason to believe that it has ceased to be a "voting interest entity" as defined in FIN 46.

     SECTION 5.19 FDC Merger. If the FDC Merger occurs, as promptly as practicable, but in no event later than ninety (90) days after the effective date of the FDC Merger, Concord shall deliver or cause to be delivered a guaranty of the Obligations from First Data Corporation ("FDC") in substantially the form of the Guaranty Agreement, together with such opinions of counsel and supporting corporate documentation from FDC as the Agent reasonably requests. Upon delivery of such guaranty from FDC, the Operative Documents shall be amended to make the representations and warranties set forth in Sections 4.1(a) through (o), the covenants set forth in Section 5.1 through 5.15 and the Events of Default applicable to the Guarantor the same as those in the lease transaction between FDC and the Lessor, as such lease transaction is in effect on the Effective Date. The parties hereto shall cooperate in good faith to promptly execute and deliver documents evidencing such amendments. For the avoidance of doubt, notwithstanding anything to the contrary set forth in any of the Operative Documents, subject to compliance with the terms of this Section 5.19, the consummation of the FDC Merger shall not result in a violation or breach of, or constitute a Default (or otherwise give rise to a right of termination, cancellation, acceleration or amendment (except as provided in this Section 5.19)) under any of the Operative Documents.

                                   ARTICLE VI
                 TRANSFERS BY LESSOR AND LENDERS; DISTRIBUTIONS

     SECTION 6.1 Lessor Transfers. (a) The Lessor shall not assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under any Leased Property (except to a Lessee in accordance with the Lease or to SunTrust Bank) or any of the Operative Documents without the prior written consent of the Lenders and, unless an Event of Default has occurred and is continuing, Concord, except that without the prior written consent of any Lender, but, unless an Event of Default has occurred and is continuing, with the prior written consent of Concord (such consent not to be unreasonably withheld), Lessor may assign (reserving all rights of Lessor to indemnification relating to the period prior to such transfer) all (but not less than all) of its right, title and interest in, to and under the Leased Properties and the Operative Documents to any wholly owned, direct or indirect, U.S. subsidiary of SunTrust Banks, Inc. (i) that has a net worth of at least $75,000,000 or (ii) the obligations of which under the Operative Documents are guaranteed by STI or another wholly-owned U.S. subsidiary of SunTrust Banks, Inc., having a net worth of at least $75,000,000. Lessor may, without the consent of the Lenders, the Agent or any Obligor, sell a participation in its rights in the Leased Properties and under the Operative Documents, provided that, unless the holder of such participation is an Affiliate of SunTrust Banks, Inc., such participant shall not be entitled to any greater benefit than the Lessor under the cost protection provisions contained in Section 7.5 of this Master Agreement. Any proposed transferee of the Lessor shall make the representations set forth in
Section 4.3 to the other parties hereto.

          (b) At any time, the Lessor may add additional Lenders pursuant to an Addition Agreement, provided that (i) unless such Lender is an Affiliate of any Funding Party, or an Event of Default has occurred and is continuing, Concord has approved the identity of such Lender, which approval shall not be unreasonably withheld, (ii) after giving effect to such addition, the Lessor is not in violation of its covenant set forth in Section 5.18(f) and (iii) the Commitment of such additional Lender is at least $1,000,000. On the date any such Lender is added, such Lender shall make Loans to the Lessor in an amount equal to such new Lender's Commitment Percentage of the outstanding Funding Amounts, which amount shall be applied to reduce the Lessor's Invested Amount. No Lessee shall be responsible for any processing or recording fee or any costs or expenses incurred by the Lessor, the Agent or any Lender in connection with such addition. Each additional Lender shall make the representations set forth in Section 4.4 to the other parties hereto.

     SECTION 6.2   Lender Transfers.

          (a) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

          (b) Each Lender may assign all or a portion of its interests, rights and obligations under this Master Agreement and the Loan Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to any Eligible Assignee; provided, however, that (i) the Agent and, except during the continuance of an Event of Default, Concord must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to another Lender, (ii) unless such Lender is assigning all of its Commitment, after giving effect to such assignment, the Commitment of both the assignor and the assignee is at least $1,000,000 and
(iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $2,500. Any such assignment of the Loans shall include both the A Loans and the B Loans of such assigning Lender, on a pro rata basis. No Lessee shall be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
(5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Master Agreement and the Loan Agreement, provided that the assigning Lender shall not be released from any of its obligations incurred prior to the effective date of such assignment.

          (c) Each Lender may, without the consent of any Lessee, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Master Agreement and the Loan Agreement (including all or a portion of its Commitments in the Loans owing to it), provided, however, that (i) such Lender's obligations under this Master Agreement and the Loan Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating bank or other entity shall not be entitled to any greater benefit than its selling Lender under the cost protection provisions contained in Section 7.5 of this Master Agreement, (iv) Concord and each other Lessee, the Agent and the other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Master Agreement and the other Operative Documents, and such Lender shall retain the sole right to enforce the obligations of Lessor relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Master Agreement and the Loan Agreement (except that such Lender may permit the participant to approve any amendment, modification or waiver which would reduce the principal of or the interest rate on its Loan, extend the term of such Lender's Commitment, reduce the amount of any fees to which such participant is entitled or extend the final scheduled payment date of any Loan) and (v) any participations and related transactions shall be at no cost (directly or indirectly through Lessor or any other party) to Concord or any other Lessee. Any Lender selling a participation hereunder shall provide prompt written notice to the Agent of the name of such participant.

          (d) Any Funding Party or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section or any securitization or proposed securitization, disclose to the assignee or participant or proposed assignee or participant, or any actual or proposed contractual counterparty (or its advisors) to any securitization, hedge or other derivative transaction relating to the parties' obligations hereunder, any information relating to Concord or its Subsidiaries furnished to such Funding Party by or on behalf of Concord. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree in writing to use the information only for the purpose of making any necessary credit judgments with respect to this facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree in writing not to disclose any of such information except as permitted by this Master Agreement. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Funding Party, the Agent or any Lessee relating to such confidential information unless otherwise properly disposed of by such entity.

          (e) Any Lender may at any time assign all or any portion of its rights under this Master Agreement and the Notes to a Federal Reserve Bank without complying with the requirements of paragraph (b) above; provided that no such assignment shall release such Lender from any of its obligations hereunder.

          (f) The Lenders hereby acknowledge and agree that the Lessees shall have the right to the quiet enjoyment of the Leased Properties pursuant to the Lease, whether or not a Loan Event of Default that is not an Event of Default has occurred and is continuing, so long as no Event of Default has occurred and is continuing.

     SECTION 6.3   Distribution and Application of Rent Payments.

          (a) Basic Rent. Each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by the Agent shall be distributed pro rata to the Funding Parties to be applied to the amounts of accrued and unpaid interest (including overdue interest) on the Loans and accrued and unpaid Yield (including overdue Yield).

          (b) Supplemental Rent. Each payment of Supplemental Rent received by the Agent shall be paid to or upon the order of the Person owed the same in accordance with the Operative Documents.

     SECTION 6.4 Distribution and Application of Purchase Payment. The payment by any Lessee or the Construction Agent of:

          (a) the purchase price for a consummated sale of the Lessor's interest in the Leased Property received by the Agent in connection with such Lessee's exercise of the Purchase Option under Section 14.1(a) of the Lease or such Lessee's or the Construction Agent's exercise of its option to purchase the Lessor's interest in a Leased Property under Section 5.3 of the Construction Agency Agreement, or

          (b) the payment payable in connection with such Lessee's compliance with its obligation to purchase the Lessor's interest in the Leased Property in accordance with Section 14.2 or 14.3 of the Lease, or

          (c)  the Leased Property Balance therefor in accordance with Section
10.1 or Section 10.2 of the Lease,

shall be distributed by Agent as promptly as possible, to the Funding Parties pro rata for application to their respective Funding Party Balances in respect of such Leased Property or Leased Properties.

     SECTION 6.5 Distribution and Application to Funding Party Balances of Lessees Payment of Recourse Deficiency Amount Upon Exercise of Remarketing Option. The payment by a Lessee of the Recourse Deficiency Amount to the Agent on the Lease Termination Date in accordance with Section 14.6 or Section 14.7 of the Lease following the Lessee's exercise of the Remarketing Option, shall be distributed by the Agent on a pro rata basis to the Lenders and the Lessor for application to the outstanding principal of the A Loans and the A Allocated Amount. The payment by a Lessee or the Construction Agent of the Construction Failure Payment pursuant to the Construction Agency Agreement shall be distributed by the Agent, first on a pro rata basis to the Lenders and the Lessor for application to the accrued and unpaid interest on the Loans and accrued and unpaid Yield on the Allocated Amount, second on a pro rata to the Lenders and the Lessor for application to reduce the principal of the Loans and the Allocated Amount to zero, third to the accrued and unpaid Yield on the outstanding Lessor's Net Invested Amount, and fourth, to the outstanding Lessor's Net Invested Amount.

     SECTION 6.6 Distribution and Application to Funding Party Balances of Remarketing Proceeds of Leased Property. (a) For any payments received by the Lessor as proceeds from the sale of any Leased Property sold after the Lessees' exercise of the Remarketing Option pursuant to Section 14.6 or 14.7 of the Lease or received pursuant to Section 7.6, in each case so long as such payment is not a Construction Failure Payment (which shall be governed by paragraph (b) below) shall be distributed (or applied, in the case of clause third below) by the Lessor as promptly as possible (it being understood that any such payment received by the Lessor on a timely basis and in accordance with the provisions of the Lease shall be distributed on the date received in the funds so received) in the following order of priority:

               first, to the extent not previously deducted from such proceeds, to the Agent and the Funding Parties as reimbursement for any and all reasonable and documented remarketing, sale, closing or other transfer costs, prorations or commissions (including broker fees, appraisal costs, legal fees and expenses and transfer taxes), paid or incurred by the Agent or any Funding Party and not reimbursed by a Lessee, pro rata according to the amount of such costs and fees;

               second, to the Lenders and the Lessor pro rata for application to their Loans and the Allocated Amount, an amount equal to such Loans and the Allocated Amount;

               third, to the Lessor for application to the Lessor's Net Invested Amount, an amount equal to the Lessor's Net Invested Amounts;

               fourth, to the Funding Parties pro rata for application to any other amount owing to the Funding Parties under the Operative Documents, an amount equal to such other amounts; and

               fifth, (i) if sold by the Lessees pursuant to Section
          14.6 of the Lease, the excess, if any, to Lessees, and (ii) otherwise, the excess, if any, to the Lessor.

          (b) Any payments received by the Lessor as proceeds from the sale of the Leased Property sold following the payment of the Construction Failure Payment shall be distributed (or applied, as appropriate) by the Lessor as promptly as possible (it being understood that any such payment received by the Lessor on a timely basis and in accordance with the provisions of the Construction Agency Agreement shall be distributed on the date received in the funds so received) in the following order of priority:

               first, to the Funding Parties or the Agent, as the case may be, in reimbursement of all reasonable costs, expenses and taxes, if any, incurred by any of them to complete the construction of the Leased Property, maintain and insure the Leased Property, remarket the Leased Property and sell the Leased Property, pro rata according to the amount of such costs, expenses and taxes;

               second, to the Lenders and the Lessor pro rata for application to their Loans and the Allocated Amount, an amount equal to such Loans and the Allocated Amount, and;

               third, to the Lessor.

     SECTION 6.7 Distribution and Application of Payments Received When an Event of Default Exists.

          (a) Proceeds of Leased Property. Any payments received by the Lessor or the Agent when an Event of Default exists, as

               (i) proceeds from the sale of all or any portion of the Leased Property sold pursuant to the exercise of the Lessor's remedies pursuant to Article XIII of the Lease, or

               (ii) proceeds of any amounts from any insurer or any Governmental Authority in connection with an Event of Loss or Event of Taking shall if received by the Lessor be paid to the Agent as promptly as possible, and shall be distributed or applied in the following order of priority:

               first, to the Agent for any amounts reasonably expended by it in connection with the Leased Property or the Operative Documents and not previously reimbursed to it;

               second, to the Lenders and the Lessor pro rata for application to their Loans and the Allocated Amount, an amount equal to such Loans and Allocated Amount;

               third, to the Lessor for application to its remaining Funding Party Balance, an amount equal to such Funding Party Balance; and
               fourth, to the Lessee or the Person or Persons otherwise legally entitled thereto, the excess, if any.

          (b) Proceeds of Recoveries from Lessees or Guarantor. Any payments received by the Agent or Lessor when an Event of Default exists, from any Lessee or the Guarantor as a payment in accordance with the Lease shall be paid to the Agent as promptly as possible, and shall then be distributed or applied by the Agent as promptly as possible in the order of priority set forth in paragraph (a) above.

     SECTION 6.8 Distribution of Other Payments. Except as otherwise provided in this Article VI, any payment received by the Lessor which is to be paid to Agent pursuant hereto or for which provision as to the application thereof is made in an Operative Document but not elsewhere in this Article VI shall, if received by the Lessor, be paid forthwith to the Agent and when received shall be distributed forthwith by the Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document. If the Agent has any funds related to the Leased Properties remaining after all amounts payable to the Agent and the Funding Parties shall have been paid in full, the Agent shall distribute such funds to Concord or whomsoever shall be legally entitled thereto.

     SECTION 6.9 Timing of Agent Distributions. Payments received by the Agent in immediately available funds before 12:00 p.m. (noon), Atlanta, Georgia time, on any Business Day shall be distributed to the Persons entitled thereto in accordance with and to the extent provided in this Article VI on such Business Day. Payments received by the Agent in immediately available funds after 12:00 p.m. (noon), Atlanta, Georgia time shall be distributed to the Persons entitled thereto in accordance with and to the extent provided in this Article VI on the next Business Day.

                                   ARTICLE VII
                                 INDEMNIFICATION

     SECTION 7.1 General Indemnification. Each Lessee, jointly and severally, agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and hold harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted, or threatened to be asserted, against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person (provided that no Indemnitee shall have the right to double recovery with respect to any Claim) and whether or not such Claim arises or accrues prior to any Closing Date or after the Lease Termination Date, or results from such Indemnitee's negligence, in any way relating to or arising out of:

          (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof; or

          (b) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part of any interest in any Leased Property or the imposition of any Lien, other than a Lessor Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien, other than a Lessor Lien) thereon, including, without limitation: (i) Claims or penalties arising from any violation or alleged violation of law or in tort (strict liability or otherwise), (ii) latent or other defects, whether or not discoverable,
     (iii) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any Leased Property or any part thereof, (iv) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by any Lessee pursuant to the Lease which are in effect at any time with respect to any Leased Property or any part thereof,
     (v) any Claim for patent, trademark or copyright infringement, (vi) Claims arising from any public improvements with respect to any Leased Property resulting in any charge or special assessments being levied against any Leased Property or any Claim for utility "tap-in" fees, and (vii) Claims for personal injury or real or personal property damage occurring, or allegedly occurring, on any Land, Building or Leased Property;

          (c) the breach or alleged breach by Concord or any other Lessee of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

          (d) the retaining or employment of any broker, finder or financial advisor by Concord or any other Lessee to act on its behalf in connection with this Master Agreement, or the incurring of any fees or commissions to which the Lessor, the Agent or any Lender might be subjected by virtue of their entering into the transactions contemplated by this Master Agreement (other than fees or commissions due to any broker, finder or financial advisor retained or deemed retained by the Lessor, the Agent or any Lender);

          (e) the existence of any Lien (other than Lessor Liens) on or with respect to any Leased Property, the Construction, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Construction Agent, any Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by any Lessee or Alterations constructed by any Lessee;

          (f) the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

          (g) any act or omission by Concord or any other Lessee under any Purchase Agreement or any other Operative Document, or any breach by Concord or any other Lessee of any requirement, condition, restriction or limitation in any Deed, Purchase Agreement, IDB Documentation or Ground Lease; or

          (h)  any IDB Documentation;

provided, however, no Lessee shall be required to indemnify any Indemnitee under this Section 7.1 for any Claim to the extent that such Claim results from any of the following: (1) the willful misconduct or gross negligence of such Indemnitee, (2) Lessor Liens under the Operative Documents, (3) a breach of the Operative Documents by such Indemnitee, (4) a violation of Applicable Law by such Indemnitee that relates to the general business of such Indemnitee or (5) events occurring after payment in full of the Lease Balance and the termination of the Lease in accordance with the terms thereof (including the return or sale of the Leased Properties pursuant to the terms thereof); and, provided, further, that with respect to each Construction Land Interest, each Lessee's indemnity obligations with respect to such Leased Property shall be governed by, and expressly limited to the matters covered by, Section 3.3 of the Construction Agency Agreement during the Construction Term therefor. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

     SECTION 7.2 Environmental Indemnity. In addition to and without limitation of Section 7.1 or Section 3.3 of the Construction Agency Agreement, each Lessee, jointly and severally, agrees to indemnify, hold harmless and defend each Indemnitee, on an After-Tax Basis, from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of any Leased Property), damages, liabilities, fines, penalties, charges, suits, settlements, demands, administrative and judicial proceedings (including informal proceedings and investigations) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable costs and expenses actually incurred in connection therewith (including, but not limited to, reasonable attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising directly or indirectly, in whole or in part, out of

          (i) the presence on or under any Land of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto any Land,

          (ii) any activity, including, without limitation, construction, carried on or undertaken on or off any Land, and whether by a Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of a Lessee or any predecessor in title, or any other Person, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Land,

          (iii) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case to the extent related to any Leased Property,

          (iv) any claim concerning any Leased Property's lack of compliance with Environmental Laws, or any act or omission causing an environmental condition on or with respect to any Leased Property that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records, or

          (v) any residual contamination on or under any Land, or affecting any natural resources on any Land, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials on or from any Leased Property; in each case irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

in any case with respect to the matters described in the foregoing clauses (i) through (v) that arise or occur

          (w)  prior to or during the Lease Term,

          (x) at any time during which a Lessee or any Affiliate thereof owns any interest in or otherwise occupies or possesses any Leased Property or any portion thereof, or

          (y) during any period after and during the continuance of any Event of Default, or

          (z) during any period of three years following the date on which an Indemnitee takes possession of any Leased Property;

provided, however, no Lessee shall be required to indemnify any Indemnitee under this Section 7.2 for any Claim to the extent that such Claim results from the willful misconduct or gross negligence of such Indemnitee. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

     SECTION 7.3 Proceedings in Respect of Claims. With respect to any amount that a Lessee is requested by an Indemnitee to pay by reason of Section 7.1 or 7.2, such Indemnitee shall, if so requested by such Lessee and prior to any payment, submit such additional information to such Lessee as such Lessee may reasonably request and which is in the possession of, or under the control of, such Indemnitee to substantiate properly the requested payment. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee promptly shall notify Concord of the commencement thereof (provided that the failure of such Indemnitee to promptly notify Concord shall not affect any Lessee's obligation to indemnify hereunder except to the extent that a Lessee's rights to contest or defenses otherwise available to such Lessee are materially prejudiced by such failure), and such Lessee shall be entitled, at its expense, to participate in, and, to the extent that such Lessee desires to, assume and control the defense thereof with counsel reasonably satisfactory to such Indemnitee; provided, however, that such Indemnitee may pursue a motion to dismiss such Indemnitee from such action, suit or proceeding with counsel of such Indemnitee's choice at such Lessees' expense; and provided further that a Lessee may assume and control the defense of such proceeding only if Concord shall have acknowledged in writing its and each other Lessee's obligations to fully indemnify such Indemnitee in respect of such action, suit or proceeding, Lessees shall pay all reasonable costs and expenses related to such action, suit or proceeding as and when incurred and the related Lessee shall keep such Indemnitee fully apprised of the status of such action suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request; and, provided further, that no Lessee shall be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any possibility of imposition of criminal liability or any material risk of civil liability on such Indemnitee in excess of $10,000,000 or (y) such action, suit or proceeding will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Leased Property or any part thereof unless the related Lessee or Concord shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (z) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessees which the related Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or
(C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by a Lessee in accordance with the foregoing.

     If a Lessee fails to fulfill the conditions to such Lessee's assuming the defense of any claim after receiving notice thereof on or prior to the date that is fifteen (15) days prior to the date that an answer or response is required, the Indemnitee may undertake such defense, at the Lessees' expense. No Lessee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 7.1 or 7.2 that (i) does not contain a complete release of the related Indemnitee or does contain any admission of liability or fault by such Indemnitee or (ii) involves a payment in excess of $10,000,000, without the prior written consent of the related Indemnitee, which consent shall not be unreasonably withheld. Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any claim which is entitled to be indemnified under Section 7.1 or 7.2 without the prior written consent of Concord, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 7.1 or 7.2 with respect to such Claim.

     Upon payment in full of any Claim by the Lessees pursuant to Section 7.1 or
7.2 to or on behalf of an Indemnitee, the Lessees, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with the Lessees and give such further assurances as are reasonably necessary or advisable to enable the Lessees vigorously to pursue such claims.

     Any amount payable to an Indemnitee pursuant to Section 7.1 or 7.2 shall be paid to such Indemnitee promptly upon, but in no event later than thirty (30) days after, receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

     If for any reason the indemnification provided for in Section 7.1 or 7.2 is unavailable to an Indemnitee or is insufficient to hold an Indemnitee harmless, then each Lessee agrees to contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnitee on the one hand and by the Lessees on the other hand but also the relative fault of such Indemnitee as well as any other relevant equitable considerations. It is expressly understood and agreed that the right to contribution provided for herein shall survive the expiration or termination of and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

     SECTION 7.4   General Tax Indemnity.

          (a) Tax Indemnity. Except as otherwise provided in this Section 7.4, each Lessee, jointly and severally, shall pay on an After-Tax Basis, and on written demand shall indemnify and hold each Tax Indemnitee harmless from and against, any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "Taxes" and individually as a "Tax" (for the purposes of this Section 7.4, the definition of "Taxes" includes amounts imposed on, incurred by, or asserted against each Tax Indemnitee as the result of any prohibited transaction, within the meaning of Section 406 or 407 of ERISA or Section 4975(c) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document)) imposed on or with respect to any Tax Indemnitee, any Lessee, Concord, any Leased Property or any portion thereof or any Land, or any sublessee or user thereof, by the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, financing, mortgaging, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, maintenance, repair, storage, transfer of title, redelivery, use, operation, condition, sale, return or other application or disposition of all or any part of any Leased Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon,
(ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to any Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Notes or any other Operative Documents,
(iv) any Leased Property, any Land or any part thereof or any interest therein (including, without limitation, all assessments payable in respect thereof, including, without limitation, all assessments noted on the related Title Policy), (v) all or any of the Operative Documents, any other documents contemplated thereby, any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents. Notwithstanding the foregoing, during the Construction Term for any Construction Land Interest, (i) the Lessees shall only be obligated to indemnify the Lessor with respect to Taxes related to such Construction Land Interest, (ii) Lessor hereby indemnifies the other Tax Indemnitees (as defined in clause (ii) of the definition thereof) for such Taxes, to the extent that Lessor receives payment therefor from any Lessee or the Construction Agent and (iii) subject to the terms and conditions of this Master Agreement, property taxes with respect to such Construction Land Interest will be funded with the proceeds of Advances.

          (b) Exclusions from General Tax Indemnity. Section 7.4(a) shall not apply to:

          (i) Taxes on, based on, or measured by or with respect to net income of the Lessor, the Agent and the Lenders (including, without limitation, minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) other than (A) any such Taxes that are, or are in the nature of, sales, use, license, rental or property Taxes, and (B) withholding Taxes imposed by the United States or any state in which Leased Property is located (i) on payments with respect to the Notes, to the extent imposed by reason of a change in Applicable Law occurring after the Initial Closing Date or (ii) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Funded Amounts;

          (ii) Taxes on, based on or in the nature of or measured by Taxes on doing business, business privilege, franchise, capital, capital stock, net worth, bank shares or mercantile license or similar Taxes, other than (A) any increase in such Taxes imposed on such Tax Indemnitee by any state in which Leased Property is located, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase would not have occurred if on each Funding Date the Lessor and the Lenders had advanced funds to a Lessee or the Construction Agent in the form of loans secured by the Leased Property in an amount equal to the Funded Amounts funded on such Funding Date, with debt service for such loans equal to the Basic Rent payable on each Payment Date and a principal balance at the maturity of such loans in a total amount equal to the Funded Amounts at the end of the Lease Term, or (B) any Taxes that are or are in the nature of sales, use, rental, license or property Taxes relating to any Leased Property;

          (iii) Taxes that are based on, or measured by, the fees or other compensation received by a Person acting as Agent (in its individual capacities) or any Affiliate of any thereof for acting as trustee under the Loan Agreement;

          (iv) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earlier of (A) the expiration of the Lease Term with respect to any Leased Property and, if such Leased Property is required to be returned to the Lessor in accordance with the Lease, such return and (B) the discharge in full of the Lessees' obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to any Leased Property and all other amounts due under the Lease, unless such Taxes relate to acts, events or matters occurring prior to the earlier of such times or are imposed on or with respect to any payments due under the Operative Documents after such expiration or discharge;

          (v) Taxes imposed on a Tax Indemnitee that result from any voluntary sale, assignment, transfer or other disposition or bankruptcy by such Tax Indemnitee or any related Tax Indemnitee of any interest in any Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents, or from any sale, assignment, transfer or other disposition of any interest in such Tax Indemnitee or any related Tax Indemnitee, it being understood that each of the following shall not be considered a voluntary sale: (A) any substitution, replacement or removal of any of the Leased Property by any Lessee, (B) any sale or transfer resulting from the exercise by any Lessee of any termination option, any purchase option or sale option, (C) any sale or transfer while an Event of Default shall have occurred and be continuing under the Lease, and (D) any sale or transfer resulting from the Lessor's exercise of remedies under the Lease;

          (vi) any Tax which is being contested in accordance with the provisions of Section 7.4(c), during the pendency of such contest;

          (vii) any Tax that is imposed on a Tax Indemnitee as a result of such Tax Indemnitee's gross negligence or willful misconduct (other than gross negligence or willful misconduct imputed to such Tax Indemnitee solely by reason of its interest in any Leased Property);

          (viii) to the extent any interest, penalties or additions to tax result in whole or in part from the failure of a Tax Indemnitee to file a return that it is required to file in a proper and timely manner, unless such failure (A) results from the transactions contemplated by the Operative Documents in circumstances where a Lessee did not give timely notice to such Tax Indemnitee (and such Tax Indemnitee otherwise had no actual knowledge) of such filing requirement that would have permitted a proper and timely filing of such return, or (B) results from the failure of Lessee to supply information necessary for the proper and timely filing of such return of such Tax that was not in the possession of such Tax Indemnitee;

          (ix) as to Lessor, any Tax that results from the breach by the Lessor of its representation and warranty made in Section 4.3(g) or as to any Lender the breach of such Lender of its representation and warranty made in Section 4.4(b); and

          (x) any Tax that results from a Tax Indemnitee engaging, with respect to a Leased Property, in transactions other than those permitted by the Operative Documents.

          (c) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Taxes as to which the Lessees may have an indemnity obligation pursuant to Section 7.4, or if any Tax Indemnitee shall determine that any Taxes as to which the Lessees may have an indemnity obligation pursuant to Section 7.4 may be payable, such Tax Indemnitee shall promptly notify Concord. Concord shall be entitled, at its expense, to participate in, and, to the extent that Concord desires to, assume and control the defense thereof; provided, however, that Concord shall have acknowledged in writing its and each Lessee's obligation to fully indemnify such Tax Indemnitee in respect of such action, suit or proceeding if the contest is unsuccessful; and, provided further, that Concord shall not be entitled to assume and control the defense of any such action, suit or proceeding (but the Tax Indemnitee shall then contest, at the sole cost and expense of Concord and such other Lessees, on behalf of Concord with representatives reasonably satisfactory to Concord) if and to the extent that, (A) in the reasonable opinion of such Tax Indemnitee, such action, suit or proceeding (x) involves any meaningful risk of imposition of criminal liability or any material risk of material civil liability on such Tax Indemnitee or (y) will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Leased Property or any part thereof unless a Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Tax Indemnitees in respect to such risk, (B) such proceeding involves Claims not fully indemnified by the Lessees which Concord and the Tax Indemnitee have been unable to sever from the indemnified claim(s), (C) an Event of Default has occurred and is continuing, (D) such action, suit or proceeding involves matters which extend beyond or are unrelated to the Transaction and if determined adversely could be materially detrimental to the interests of such Tax Indemnitee notwithstanding indemnification by the Lessees or (E) such action, suit or proceeding involves the federal or any state income tax liability of the Tax Indemnitee not indemnified by the Lessees. With respect to any contests controlled by a Tax Indemnitee, (i) if such contest relates to the federal or any state income tax liability of such Tax Indemnitee, such Tax Indemnitee shall be required to conduct such contest only if Concord shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Tax Indemnitee and reasonably satisfactory to Concord stating that a reasonable basis exists to contest such claim or (ii) in the case of an appeal of an adverse determination of any contest relating to any Taxes, an opinion of such counsel to the effect that such appeal is more likely than not to be successful, provided, however, such Tax Indemnitee shall in no event be required to appeal an adverse determination to the United States Supreme Court. The Tax Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by Concord in accordance with the foregoing.

     Each Tax Indemnitee shall, at the Lessees' expense, supply Concord with such information and documents in such Tax Indemnitee's possession as are reasonably requested by Concord and are necessary or advisable for Concord to participate in any action, suit or proceeding to the extent permitted by this
Section 7.4. Unless an Event of Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section 7.4 without the prior written consent of Concord, which consent shall not be unreasonably withheld, unless such Tax Indemnitee waives its right to be indemnified under this Section 7.4 with respect to such Claim.

     Notwithstanding anything contained herein to the contrary, (i) a Tax Indemnitee will not be required to contest (and no Lessee shall be permitted to contest except on its own behalf) a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this
Section 7.4 with respect to such claim (and any related claim with respect to other taxable years the contest of which is precluded as a result of such waiver) and (ii) no Tax Indemnitee shall be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely, unless Concord shall have provided to such Tax Indemnitee an opinion of Tax Indemnitee's counsel selected by the Tax Indemnitee and reasonably satisfactory to Concord stating that a reasonable basis exists to contest such claim in light of such adverse decision. Each Tax Indemnitee and Concord shall consult in good faith with each other regarding the conduct of such contest controlled by either.

          (d) Reimbursement for Tax Savings. If (x) a Tax Indemnitee shall obtain a credit or refund of any Taxes paid by any Lessee pursuant to this
Section 7.4 or (y) by reason of the incurrence or imposition of any Tax for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by any Lessee pursuant to this Section 7.4, such Tax Indemnitee at any time realizes a reduction in any Taxes for which the Lessees are not required to indemnify such Tax Indemnitee pursuant to this
Section 7.4, which reduction in Taxes was not taken into account in computing such payment by any Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to Concord (xx) the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or (yy) an amount equal to such reduction in Taxes, as the case may be; provided that so long as an Event of Default shall have occurred and be continuing such payment shall be made to the Agent and applied to the amounts owing by the Lessees under the Operative Documents pursuant to Section 3.5 of the Loan Agreement) and, provided, further, that the amount payable to Concord by any Tax Indemnitee pursuant to this
Section 7.4(d) shall not at any time exceed the aggregate amount of all indemnity payments made by such Lessees under this Section 7.4 to such Tax Indemnitee with respect to the Taxes which gave rise to the credit or refund or with respect to the Tax which gave rise to the reduction in Taxes less the amount of all prior payments made to Concord by such Tax Indemnitee under this
Section 7.4(d). Each Tax Indemnitee agrees to act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from the Lessees pursuant to this Section
7.4. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to the Lessees under this Section 7.4(d) shall be treated as a Tax for which the Lessees are obligated to indemnify such Tax Indemnitee hereunder without regard to Section 7.4(b) hereof.

          (e) Payments. Any Tax indemnifiable under this Section 7.4 shall be paid by a Lessee directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to Section 7.4 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to
Section 7.4 shall be made to the Tax Indemnitee entitled thereto or Concord, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Master Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that the Lessees are required to pay, Concord shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for a Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

          (f) Reports. If any Lessee knows of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 7.4, such Lessee shall, if such Lessee is permitted by Applicable Law, timely file such report, return or statement (and, to the extent permitted by law, show ownership of the applicable Leased Property in such Lessee); provided, however, that if such Lessee is not permitted by Applicable Law or does not have access to the information required to file any such report, return or statement, such Lessee will promptly so notify the appropriate Tax Indemnitee, in which case Tax Indemnitee will file such report. In any case in which the Tax Indemnitee will file any such report, return or statement, the related Lessee shall, upon written request of such Tax Indemnitee, prepare such report, return or statement for filing by such Tax Indemnitee or, if such Tax Indemnitee so requests, provide such Tax Indemnitee with such information as is reasonably available to such Lessee.

          (g) Verification. At Concord's request, the amount of any indemnity payment by a Lessee or any payment by a Tax Indemnitee to a Lessee pursuant to this Section 7.4 shall be verified and certified by an independent public accounting firm selected by Concord and reasonably acceptable to the Tax Indemnitee. Unless such verification shall disclose an error in a Lessee's favor of 5% or more of the related indemnity payment, the costs of such verification shall be borne by Concord. In no event shall any Lessee have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. The Tax Indemnitee agrees to cooperate with the independent public accounting firm performing the verification and to supply such firm with all information reasonably necessary to permit it to accomplish such verification, provided that the information provided to such firm by such Tax Indemnitee shall be for its confidential use. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Master Agreement and that matters of interpretation of this Master Agreement are not within the scope of the independent accounting firm's responsibilities.

     SECTION 7.5   Increased Costs, etc.

          (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Rent Period applicable to a LIBOR Advance the Agent or any Funding Party (after consultation with the Agent) shall determine that, by reason of circumstances affecting the interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Agent for such Rent Period, then the Agent shall forthwith give notice thereof to Concord. Thereafter, until the Agent notifies Concord that such circumstances no longer exist, the obligation of the Funding Parties to make LIBOR Advances and the right of Lessee to convert any Funding to or continue any Funding as a LIBOR Advance shall be suspended, and the Lessees shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Advances together with accrued interest thereon on the last day of the then current Rent Period applicable to such LIBOR Advance or convert the then outstanding principal amount of each such LIBOR Advance to a Base Rate Advance as of the last day of such Rent Period.

          (b) Laws Affecting LIBOR Rate Availability. If, after the Initial Closing Date, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Funding Party (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of such Funding Party (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Advance, such Funding Party shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Lessee and the other Funding Parties. Thereafter, until the Agent notifies Concord that such circumstances no longer exist, (i) the obligations of such Funding Party to make LIBOR Advances and the right of Concord to convert such Funding Party's portion of any Funding or continue such Funding Party's portion of any Funding as a LIBOR Advances shall be suspended and thereafter Concord may select only Base Rate Advances hereunder with respect to such portion, and (ii) if any of the Funding Parties may not lawfully continue to maintain a LIBOR Advance to the end of the then current Rent Period applicable thereto as a LIBOR Advance, the applicable LIBOR Advance shall immediately be converted to a Base Rate Advance for the remainder of such Rent Period.

          (c) Increased Costs. If, after the Initial Closing Date, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Funding Parties (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

          (i) shall subject any of the Funding Parties (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note or any Funding or shall change the basis of taxation of payments to any of the Funding Parties (or any of their respective Lending Offices) of the principal of or interest on any Note or Invested Amount or any other amounts due under this Master Agreement with respect thereto (except for changes in the rate of tax on the overall net income of any of the Funding Parties or any of their respective Lending Offices imposed by the jurisdiction in which such Funding Party is organized or is or should be qualified to do business or such Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement included in the calculation of the LIBOR Rate), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Funding Parties (or any of their respective Lending Offices) or shall impose on any of the Funding Parties (or any of their respective Lending Offices) or the interbank markets any other condition affecting any Note or Funding;

and the result of any of the foregoing is to increase the costs to any of the Funding Parties of maintaining any LIBOR Advance or issuing or (subject to Section 6.2(d)(viii)) participating in any Funding or to reduce the yield or amount of any sum received or receivable by any of the Funding Parties under any of the Operative Documents in respect of a LIBOR Advance, then such Funding Party shall promptly notify the Agent, and the Agent shall promptly notify Concord of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Agent, the Lessees shall pay to such Funding Party such additional amount or amounts as will compensate such Funding Party or Funding Parties for such increased cost or reduction, provided that such Funding Party is generally imposing similar charges on its other similarly situated lessees or borrowers. The Agent will promptly notify Concord of any event of which it has knowledge which will entitle a Funding Party to compensation pursuant to this Section 7.5(c); provided that the Agent shall incur no liability whatsoever to the Funding Parties or any Lessee in the event it fails in good faith to do so. The amount of such compensation shall be determined by the applicable Funding Party in good faith based upon the assumption that such Funding Party funded its LIBOR Advances in the London interbank market and using any reasonable attribution or averaging methods which such Funding Party deems appropriate and practical. A certificate of such Funding Party setting forth the basis for determining such amount or amounts necessary to compensate such Funding Party shall be forwarded to Concord through the Agent and shall be conclusively presumed to be correct in the absence of manifest error.

          (d) Indemnity. The Lessees, jointly and severally, hereby indemnifies each of the Funding Parties against any loss or expense which may arise or be attributable to such Funding Party's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Funding (a) as a consequence of any failure by any Lessee to make any payment when due of any amount due under the Operative Documents in connection with a LIBOR Advance, (b) due to any failure of any Lessee or the Construction Agent to accept the proceeds of a funding on a date specified therefor in a Funding Request or a Rent Period Notice or (c) due to any payment, prepayment or conversion of any LIBOR Advance on a date other than the last day of the Rent Period therefor. The amount of such loss or expense shall be determined by the applicable Funding Party in good faith based upon the assumption that such Funding Party funded its LIBOR Advances in the London interbank market and using any reasonable attribution or averaging methods which such Funding Party deems appropriate and practical. A certificate of such Funding Party setting forth the basis for determining such amount or amounts necessary to compensate such Funding Party shall be forwarded to Concord through the Agent and shall be conclusively presumed to be correct in the absence of manifest error.

          (e) Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Funding Party or any corporation controlling such Funding Party as a consequence of, or with reference to the Commitments or Fundings and other commitments or fundings of this type, below the rate which the Funding Party or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Funding Party, the Lessees shall pay to such Funding Party from time to time as specified by such Funding Party additional amounts sufficient to compensate such Funding Party or other corporation for such reduction, provided that such Funding Party is generally imposing similar charges on its other similarly situated lessees or borrowers. A certificate as to such amounts submitted to Concord and the Agent by such Funding Party, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

          (f) Payments Free and Clear. Any and all payments by a Lessee hereunder or under the Lease shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto, excluding, (i) in the case of each Funding Party and the Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Funding Party or the Agent, as the case may be, is organized or is or should be qualified to do business or any political subdivision thereof, (ii) in the case of each Funding Party, income and franchise taxes imposed by the jurisdiction of such Funding Party's Lending Office or any political subdivision thereof, (iii) in the case of each Funding Party, income and franchise taxes payable solely as a result of such Funding Party's failure to comply with Section 7.5(j) and (iv) in the case of each Funding Party, income and franchise taxes imposed by any other jurisdiction to which taxes such Funding Party would be subject even if such Funding Party had not entered into the transactions contemplated by the Operative Documents (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Withholding Taxes"). If any Lessee shall be required by law to deduct any Withholding Taxes from or in respect of any sum payable hereunder or under the Lease to any Funding Party or the Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7.5(j)) such Funding Party or the Agent, as the case may be, receives an amount equal to the amount such party would have received had no such deductions been made, (B) the related Lessee shall make such deductions, (C) the related Lessee shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the related Lessee shall deliver to the Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 7.5(i).

          (g) Stamp and Other Taxes. In addition, the Lessees shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to this Master Agreement, the Loans, the other Operative Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

          (h) Indemnity. The Lessees, jointly and severally, shall indemnify each Funding Party and the Agent for the full amount of Withholding Taxes and Other Taxes (including, without limitation, any Withholding Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 7.5) paid by such Funding Party or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Withholding Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Funding Party or the Agent, as the case may be, makes written demand therefor. In the event that Lessee has indemnified a Funding Party or the Agent for the full amount of any Withholding Taxes or Other Taxes as required hereby, such Lessee shall have the right, at its sole cost and expense, to contest the validity of such Withholding Taxes or Other Taxes by appropriate proceedings, to seek a refund with respect thereto and to receive and retain any such refund obtained for its own account.

          (i) Evidence of Payment. Within thirty (30) days after the date of any payment of Withholding Taxes or Other Taxes, the related Lessee shall furnish to the Agent, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Agent.

          (j) Delivery of Tax Forms. Each Funding Party organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to Concord, with a copy to the Agent, on the date hereof or concurrently with the delivery of the relevant Assignment and Acceptance or Addition Agreement, as applicable, (i) two United States Internal Revenue Service Form W-8BEN or W-8ECI, as applicable (or successor forms) properly completed and certifying in each case that such Funding Party is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Funding Party further agrees to deliver to the Lessee, with a copy to the Agent, a Form W-8BEN or W-8ECI and Form W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Concord, certifying in the case of a Form W-8BEN or W-8ECI that such Funding Party is entitled to receive payments under the Operative Documents without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Funding Party notifies Concord and the Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-9, establishing an exemption from United States backup withholding tax.

          (k) Survival. Without prejudice to the survival of any other agreement of any Lessee hereunder, the agreements and obligations of the Lessees contained in this Section 7.5 shall survive the payment in full of the obligations of the Lessees and the termination of the Lease.

          (l) Mitigation. If a Lessee is required to pay additional amounts to or for the account of any Funding Party pursuant to this Section 7.5, then such Funding Party shall change the jurisdiction or location of its Lending Office if, in the reasonable judgment of such Funding Party, such change (i) will eliminate or, if it is not possible to eliminate, will reduce to the greatest extent possible any such additional amounts which may thereafter accrue, and
(ii) is not otherwise disadvantageous to such Funding Party. In addition, any Funding Party claiming any indemnity payment or additional amounts pursuant to this Section 7.5 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by Concord if the making of such a filing would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Funding Party, be otherwise disadvantageous to such Funding Party.

          (m) Limitations During Construction Term. During the Construction Term, (i) the Lessees shall only be required to indemnify and make payments to the Lessor under this Section 7.5, (ii) the Lessor hereby indemnifies and agrees to make payments to the Lenders to the extent that any Lender would have been entitled to the benefits of this Section 7.5 but for the provisions of clause
(i) above, provided that the Lessor's obligations pursuant to this paragraph shall be limited as provided in Section 4.2 of the Loan Agreement and (iii) amounts payable pursuant to this Section 7.5 shall be paid with Advances, subject to the terms and conditions of this Master Agreement.

     SECTION 7.6 End of Term Indemnity. In the event that at the end of the Lease Term for the Leased Properties: (i) the related Lessee elects the option set forth in Section 14.6 of the Lease with respect to any Leased Property, and
(ii) after the Lessor receives the sales proceeds from the remarketed Leased Properties under Section 14.6 or 14.7 of the Lease, together with Lessees' payment of the Recourse Deficiency Amount with respect to such Leased Properties, the Lessor shall not have received the entire aggregate Leased Property Balances of the remarketing Leased Properties, then, within 90 days after the end of the Lease Term, the Lessor or the Agent may obtain, at Lessees' sole cost and expense, a report from the Appraiser (or, if the Appraiser is not available, another appraiser reasonably satisfactory to the Lessor or the Agent, as the case may be, and approved by Concord, such approval not to be unreasonably withheld) in form and substance reasonably satisfactory to the Lessor and the Agent (the "Report") to establish the reason for any decline in value of the remarketed Leased Properties from the aggregate Leased Property Balances thereof. The Lessees, jointly and severally, shall promptly reimburse the Lessor for the amount equal to such decline in value to the extent that the Report indicates that such decline was due to extraordinary wear and tear, excessive usage or damage. Nothing in this Section 7.6 shall limit Lessor's rights and remedies against any Lessee with respect to any violation of, or default under, the Lease or any other Operative Documents by such Lessee.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     SECTION 8.1 Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Master Agreement and any of the Operative Documents, the transfer of any Land to the Lessor as provided herein (and shall not be merged into any Deed), any disposition of any interest of the Lessor in any Leased Property, the purchase and sale of the Notes, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

     SECTION 8.2 Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be addressed to such parties at the addresses therefor as set forth in Schedule 8.2, or such other address as any such party shall specify to the other parties hereto in a written notice complying with this Section 8.2, and shall be deemed to have been given (i) the Business Day after being sent, if sent by overnight courier service marked for next Business Day delivery; (ii) the Business Day received, if sent by messenger; (iii) the day sent, if sent by facsimile and confirmed electronically or otherwise during business hours of a Business Day (or on the next Business Day if otherwise sent by facsimile and confirmed electronically or otherwise); or (iv) three Business Days after being sent, if sent by registered or certified mail, postage prepaid.

     SECTION 8.3 Counterparts. This Master Agreement may be executed by the parties hereto in separate counterparts (including by facsimile), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 8.4 Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to Concord, any other Lessee or any Funding Party, except (a) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Lessees, with the written agreement or consent of the Lessees and
(b) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Funding Parties, with the written agreement or consent of the Required Funding Parties; provided, however, that

          (x) notwithstanding the foregoing provisions of this Section 8.4 or clause (y) below, the consent of each Funding Party affected thereby shall be required for any amendment, modification or waiver directly:

               (i) modifying any of the provisions of this Section 8.4, changing the definition of "Required Funding Parties" or "Required Lenders", or increasing the Commitment of such Funding Party;

               (ii) amending, modifying, waiving or supplementing any of the provisions of Section 6.3 through 6.7 or the representations of such Funding Party in Section 4.2 or 4.3 or the covenants of such Funding Party in Section 6 of this Master Agreement;

               (iii) reducing any amount payable to such Funding Party under the Operative Documents or extending the time for payment of any such amount, including, without limitation, any Rent, any Funded Amount, any fees, any indemnity, any Leased Property Balance, the Lease Balance, any Funding Party Balance, the Recourse Deficiency Amount, interest or Yield; or

               (iv) consenting to any assignment of the Lease (unless such assignment is permitted pursuant to the Lease) or the extension of the Lease Term, releasing any of the collateral assigned to the Agent and the Lenders pursuant to any Mortgage and any Assignment of Lease and Rents (but excluding a release of any rights that the Lenders may have in any Leased Property, or the proceeds thereof as contemplated in the definition of "Release Date"), releasing any Lessee from its obligations in respect of the payments of Rent and the Lease Balance, releasing Concord from its obligations under the Guaranty Agreement or any other

          Operative Document or changing the absolute and unconditional character of any such obligation; and

          (y) no such termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor, the Agent and the Required Lenders, be made to the Lease or any Security Agreement and Assignment; and

          (z) subject to the foregoing clauses (x) and (y), so long as no Event of Default has occurred and is continuing, the Lessor, the Agent and the Lenders may not amend, supplement, waive or modify any terms of the Loan Agreement, the Notes, the Mortgages and the Assignments of Lease and Rents without the consent of Concord (such consent not to be unreasonably withheld or delayed); provided that in no event may any Operative Document be amended so as to increase the obligations of Concord or any other Lessee, or deprive Concord or any other Lessee of any rights thereunder, without the written consent of Concord and such Lessee.

Each of the Agent and each Lender, severally and not jointly, acknowledge the provisions of, and agree to be bound by, Article II and Section 17.3 of the Lease.

     In the event that any Lender does not consent to any amendment or waiver requested by the Lessor or Concord, the Lessor may, at its option, prepay such Lender's outstanding Loans, together with all accrued interest thereon, or arrange for another Lender to purchase such Loans for a price equal to the outstanding principal thereof, together with all accrued interest thereon.

     SECTION 8.5 Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Master Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     SECTION 8.6 Parties in Interest. Except as expressly provided herein, none of the provisions of this Master Agreement is intended for the benefit of any Person except the parties hereto and their respective successors and permitted assigns.

     SECTION 8.7 GOVERNING LAW. THIS MASTER AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     SECTION 8.8 Expenses. Whether or not the transactions herein contemplated are consummated, the Lessees, jointly and severally, agrees to pay, as Supplemental Rent, all actual, reasonable and documented out-of-pocket costs and expenses of the Lessor, the Agent and the Lenders in connection with the preparation, execution and delivery of any amendment, waiver or consent relating thereto, including the amendments contemplated by Section 5.19 (including, without limitation, the costs of any residual value insurance obtained by the Lessor in connection with the Transaction and the reasonable fees and disbursements of Mayer, Brown, Rowe & Maw) and of the Lessor, the Agent and the Lenders in connection with the enforcement of the Operative Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Lessor, the Agent and the Lenders); provided that nothing in this
Section 8.8 shall be interpreted to require any Lessee to pay the fees and expenses of any participant, or in connection with any participations, described in Section 6.2(c). All actual, reasonable and documented out-of-pocket costs and expenses of the Lessor, the Agent and the Lenders in connection with the preparation, execution and delivery of the Operative Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of Mayer, Brown, Rowe & Maw) and all fees and expenses incurred in connection with residual value insurance obtained by the Lessor shall be paid with the proceeds of Advances. All references in the Operative Documents to "attorneys' fees" or "reasonable attorneys fees" shall mean reasonable attorneys' fees actually incurred, without regard to any statutory definition thereof.

     SECTION 8.9 Severability. Any provision of this Master Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 8.10 Liabilities of the Funding Parties: Sharing of Payments. (a) No Funding Party shall have any obligation to any other Funding Party or to the Guarantor or any Lessee with respect to the transactions contemplated by the Operative Documents except those obligations of such Funding Party expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Funding Party shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth. No Lender shall have any obligation or duty to Concord or any other Lessee, any other Funding Parties or any other Person with respect to the transactions contemplated hereby except to the extent of the obligations and duties expressly set forth in this Master Agreement or the Loan Agreement.

          (b) If any Funding Party shall obtain any payment (whether voluntary or involuntary, or through the exercise of any right of set-off or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances obtained by all the Funding Parties, such Funding Parties shall forthwith purchase from the other Funding Parties such participations in the Advances owed to them as shall be necessary to cause such purchasing Funding Party to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Funding Party, such purchase from each Funding Party shall be rescinded and such Funding Party shall repay to the purchasing Funding Party the purchase price to the extent of such Funding Party's ratable share (according to the proportion of (i) the amount of the participation purchased from such Funding Party as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Funding Party's ratable share (according to the proportion of (i) the amount of such Funding Party's required repayment to (ii) the total amount so recovered from the purchasing Funding Party) of any interest or other amount paid or payable by the purchasing Funding Party in respect of the total amount so recovered. Each Funding Party agrees that any Funding Party so purchasing a participation from another Funding Party pursuant to this Section 8.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Funding Party were the direct creditor of such Funding Party in the amount of such participation.

          (c) Non-Receipt of Funds by the Agent. Unless a Lender notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of the proceeds of a Loan that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (or, if such amount has not been repaid within two or more Business Days, at the Base Rate for such day).

     SECTION 8.11 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Master Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Georgia sitting in Fulton County, the courts of the United States of America for the Northern District of Georgia, and appellate courts from any thereof;

          (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

          (iii) agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law.

     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS MASTER AGREEMENT, ANY OTHER OPERATIVE DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 8.12 Liabilities of the Agent. The Agent shall have no duty, liability or obligation to any party to this Master Agreement with respect to the transactions contemplated hereby except those duties, liabilities or obligations expressly set forth in this Master Agreement or the Loan Agreement, and any such duty, liability or obligations of the Agent shall be as expressly limited by this Master Agreement or the Loan Agreement, as the case may be. All parties to this Master Agreement acknowledge that the Agent is not, and will not be, performing any due diligence with respect to documents and information received pursuant to this Master Agreement or any other Operative Agreement including, without limitation, any Environmental Audit, Title Policy or survey; it being understood that if the Funding Parties make a Funding on a

Closing Date, unless otherwise expressly stated in writing, the conditions precedent to such Funding shall be deemed to have been satisfied. Except as expressly qualified herein, the acceptance by the Agent of any such document or information shall not constitute a waiver by any Funding Party of any representation or warranty of Concord or any other Lessee even if such document or information indicates that any such representation or warranty is untrue.

     SECTION 8.13 Disclosure. Notwithstanding anything herein to the contrary, each party to the Transaction (and each Affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent such disclosure would result in a violation of any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the identities of participants or potential participants in the transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction) or (v) any other term or detail not relevant to the tax treatment or the tax structure of the Transaction.

     IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                       CONCORD EFS, INC.,
                                       as the Guarantor and as a Lessee


                                       By:          /s/  E.T. HASLAM
                                          --------------------------------------
                                                    Edward T. Haslam
                                                Chief Financial Officer


                                      S-1                   AMENDED AND RESTATED
                                                                MASTER AGREEMENT

                                       CONCORD CORPORATE SERVICES, INC.
                                       as a Lessee and as a Subsidiary Guarantor


                                       By:          /s/  E.T. HASLAM
                                          --------------------------------------
                                                    Edward T. Haslam
                                                Chief Financial Officer


                                      S-2                   AMENDED AND RESTATED
                                                                MASTER AGREEMENT

                                       STAR SYSTEMS, LLC,
                                       as a Subsidiary Guarantor

                                       By:  Concord EFS, Inc., its sole member


                                       By:       /s/  RONALD V. CONGEMI
                                          -------------------------------------
                                                    Ronald V. Congemi
                                                        President


                                      S-3                   AMENDED AND RESTATED
                                                                MASTER AGREEMENT

                                       CONCORD PAYMENT SERVICES, INC.,
                                       as a Subsidiary Guarantor


                                       By:          /s/  E.T. HASLAM
                                          -------------------------------------
                                                    Edward T. Haslam
                                                Chief Financial Officer


                                      S-4                   AMENDED AND RESTATED
                                                                MASTER AGREEMENT

                                       EPSF CORPORATION,
                                       as a Subsidiary Guarantor


                                       By:         /s/  E.T. HASLAM
                                          -------------------------------------
                                                   Edward T. Haslam
                                               Chief Financial Officer


                                      S-5                   AMENDED AND RESTATED
                                                                MASTER AGREEMENT

                                       STAR PROCESSING, INC.,
                                       as a Subsidiary Guarantor


                                       By:         /s/  E.T. HASLAM
                                          --------------------------------------
                                                    Edward T. Haslam
                                                Chief Financial Officer


                                      S-6                   AMENDED AND RESTATED
                                                                MASTER AGREEMENT

                                       MAS INCO CORPORATION,
                                       as a Subsidiary Guarantor


                                       By:        /s/  E.T. HASLAM
                                          --------------------------------------
                                                   Edward T. Haslam
                                                Chief Financial Officer


                                      S-7                   AMENDED AND RESTATED
                                                                MASTER AGREEMENT

                                       STAR SYSTEMS, INC.,
                                       as a Subsidiary Guarantor


                                       By:      /s/  RONALD V. CONGEMI
                                          --------------------------------------
                                                   Ronald V. Congemi
                                                       President


                                      S-8                   AMENDED AND RESTATED
                                                                MASTER AGREEMENT

                                       STAR NETWORKS, INC.,
                                       as a Subsidiary Guarantor


                                       By:      /s/  RONALD V. CONGEMI
                                          --------------------------------------
                                                   Ronald V. Congemi
                                                       President


                                      S-9                   AMENDED AND RESTATED
                                                                MASTER AGREEMENT

                                       STAR SYSTEMS ASSETS, INC.,
                                       as a Subsidiary Guarantor


                                       By:       /s/  RONALD V. CONGEMI
                                          --------------------------------------
                                                    Ronald V. Congemi
                                                        President


                                      S-10                  AMENDED AND RESTATED
                                                                MASTER AGREEMENT

                                       SUNTRUST EQUITY FUNDING, LLC,
                                       as Lessor


                                       By:        /s/  R. TODD SHUTLEY
                                          --------------------------------------
                                                     R. Todd Shutley
                                            Senior Vice President and Manager


                                      S-11                  AMENDED AND RESTATED
                                                                MASTER AGREEMENT

                                       SUNTRUST BANK, as Agent


                                       By:         /s/  BRYAN W. FORD
                                          --------------------------------------
                                                      Bryan W. Ford
                                                         Director


                                      S-12                  AMENDED AND RESTATED
                                                                MASTER AGREEMENT

                                       BNP PARIBAS, as a Lender


                                       By:        /s/  SEAN T. CONLEN
                                          --------------------------------------
                                                     Sean T. Conlen
                                                   Managing Director


                                       By:       /s/  TJALLING TERPSTRA
                                          --------------------------------------
                                                    Tjalling Terpstra
                                                         Director


                                      S-13                  AMENDED AND RESTATED
                                                                MASTER AGREEMENT

                                   SCHEDULE 2

                              Original Commitments
                              --------------------

      Agreement                                              Amounts
---------------------                                    ------------------

1998 Master Agreement                                    $       15,000,000
2000 Master Agreement                                    $       20,000,000
2002 Master Agreement                                    $       55,000,000

                                 Lease Balances
                                 --------------

   Lease                          Leased Property                 Balance
----------                     --------------------            -------------

1998 Lease                     Wilmington, Delaware
2000 Lease                     Marietta, Georgia
2002 Lease                     Memphis, Tennessee

                                  SCHEDULE 2.2

                    AMOUNT OF EACH FUNDING PARTY'S COMMITMENT

Lessor Commitment Percentage:                         64.1026%

Lessor Commitment:                            $    52,500,000

   Net Invested Amount                        $     5,362,500

   Allocated Amount                           $    57,137,500

Lender Commitment Percentages:

   BNP Paribas                                        35.8974

Lender Commitments:

   BNP Paribas                                $    35,000,000

                                  SCHEDULE 8.2

                              ADDRESSES FOR NOTICES

Concord:                                  Concord EFS, Inc.
                                          1100 Carr Road
                                          Washington, Delaware  19809
                                          Attn:  Mr. Edward T. Haslam and
                                                 J. Richard Buchignani, Esq.
                                          Facsimile:  302-791-8764
                                                and   302-791-8762

                   with a copy to:        Dechert LLP
                                          4000 Bell Atlantic Tower
                                          1717 Arch Street
                                          Philadelphia, Pennsylvania  19103
                                          Attn:  Daniel W. Simcox, Esq.
                                          Facsimile:  215-994-2222

                                          Dechert LLP
                                          200 Clarendon Street, 27/th/ Floor
                                          Boston, MA  02116-5021
                                          Attn:  Bruce Hickey, Esq.
                                          Facsimile: 617-426-6567

Lessor:                                   SunTrust Equity Funding, LLC
                                          c/o Atlantic Financial Group, Ltd.
                                          2808 Fairmount, Suite 250
                                          Dallas, Texas  75201
                                          Attn:  Stephen Brookshire
                                          Facsimile:  214-871-2799

Agent:                                    For financial statements and
                                          compliance certificates:

                                          SunTrust Bank
                                          303 Peachtree Street, 25/th/ Floor
                                          Atlanta, Georgia  30308
                                          Attn:  Agency Services
                                          Facsimile: 404-658-4906 or
                                                     404-724-3879

                                          For all other notices and deliveries:

                                          SunTrust Bank
                                          6410 Poplar Avenue
                                          Suite 320
                                          Memphis, Tennessee  38119
                                          Attn:  Bryan Ford
                                          Facsimile: 901-766-7565

Lender:                                   BNP Paribas
                                          725 South Figueroa Street
                                          Los Angeles, California  90017
                                          Attn: Sean Conlen
                                          Facsimile: 213-488-9602

                                   APPENDIX A
                                       to
                            Master Agreement, Lease,
                Loan Agreement and Construction Agency Agreement
                ------------------------------------------------

                         DEFINITIONS AND INTERPRETATION

     A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

          (i)    the singular number includes the plural number and vice versa;

          (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents;

          (iii)  reference to any gender includes each other gender;

          (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

          (v) reference to any Applicable Law or Requirement of Law means such Applicable Law or Requirement of Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law or Requirement of Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

          (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section, paragraph or other provision of such Operative Document;

          (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

          (ix)   "or" is not exclusive; and

          (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

     B. Accounting Terms. In each Operative Document, unless expressly otherwise provided, all terms of an accounting character used in the Operative Documents shall be interpreted, all accounting determinations under the Operative Documents shall be made, and all financial statements required to be delivered under the Master Agreement shall be prepared, in accordance with GAAP.

     C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, each such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Master Agreement shall prevail and control.

     D. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring any Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

     E. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

     "A Allocated Amount" means the Lessor's Pro Rata Share of the A Percentage of Fundings made pursuant to the Loan Agreement and the Master Agreement.

     "A Loan" means with respect to any Lender, such Lender's Pro Rata Share of the A Percentage of Fundings made pursuant to the Loan Agreement and the Master Agreement.

     "A Note" is defined in Section 2.2 of the Loan Agreement.

     "A Percentage" means 83.5%.

     "Acquisition Related Special Charges" for any fiscal quarter means charges to income related specifically to acquisitions by Concord and its Subsidiaries accounted for during such fiscal quarter, it being understood that Acquisition Related Special Charges shall not include write-downs of goodwill, other charges related to future performance and costs and accruals for restructuring or accrual charges of Concord or any restructuring or accrual charges of Concord or any of its Subsidiaries for its operations that are not specifically related to such acquisition.

     "Acquisition Related Special Gains" for any fiscal quarter means gains arising from any write-up of assets resulting from acquisitions, earnings of any Person acquired realized by such Person prior to the acquisition and any gain resulting from extraordinary or non-recurring items resulting from acquisitions, in each case realized by Concord or any of its Subsidiaries during such fiscal quarter.

     "Addition Agreement" means an addition agreement, substantially in the form of Exhibit K to the Master Agreement.

     "Address" means with respect to any Person, its address set forth in
Schedule 8.2 to the Master Agreement or such other address as it shall have identified to the parties to the Master Agreement in writing in the manner provided for the giving of notices thereunder.

     "Adjusted LIBO Rate" means, with respect to each Rent Period for a LIBOR Advance, the rate obtained by dividing (A) LIBOR for such Rent Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

     "Adjusted Net Income" for any fiscal quarter means the Consolidated Net Income (or Deficit) for such fiscal quarter adjusted to eliminate any and all Acquisition Related Special Charges and Acquisition Related Special Gains for such fiscal quarter.

     "Advance" means a LIBOR Advance or a Base Rate Advance.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

     "AFG" means Atlantic Financial Group, Ltd., a Texas limited partnership.

     "AFG Transferee" is defined in paragraph 2 of the Preliminary Statements of the Master Agreement.

     "After-Tax Basis" means (a) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (b) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, and for purposes of any payment to be made to either a Lessee or an Indemnitee on an after-tax basis, it shall be assumed that (i) federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and (ii) such Indemnitee or such Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (b) of this definition.

     "Agent" means SunTrust Bank, a Georgia banking corporation, in its capacity as agent under the Master Agreement and the Loan Agreement.

     "Agent's Fee Letter" means the Amended and Restated Agent's Fee Letter, dated as of June 26, 2003, between the Agent and Concord.

     "Allocated Amount" means the sum of the A Allocated Amount and the B Allocated Amount.

     "Alterations" means, with respect to any Leased Property, fixtures, alterations, improvements, modifications and additions to such Leased Property.

     "Applicable Law" means all applicable laws (including Environmental Laws), rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of any Leased Property).

     "Applicable Margin" means (i) 0 for Base Rate Advances and (ii) for LIBOR Advances, (A) 0.50%, if the Funded Debt to Tangible Capitalization Ratio for the most recently ended fiscal quarter is less than 15%, (B) 0.75%, if the Funded Debt to Tangible Capitalization Ratio for the most recently ended fiscal quarter is equal to or greater than 15%, but less than 25%, (C) 1.00%, if the Funded Debt to Tangible Capitalization Ratio for the most recently ended fiscal quarter is equal to or greater than 25%.

     "Appraisal" is defined in Section 3.1 of the Master Agreement.

     "Appraiser" means an MAI appraiser reasonably satisfactory to the Agent.

     "Architect" means with respect to any Leased Property the architect engaged in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

     "Architect's Agreement" means, with respect to any Leased Property, the architectural services agreement, if any, between the Construction Agent (or a Lessee) and the related Architect.

     "Assignment and Assumption" means an assignment and assumption agreement, substantially in the form of Exhibit F to the Master Agreement.

     "Assignment of Lease and Rents" means, with respect to any Leased Property, the Assignment of Lease and Rents, dated as of the related Closing Date, from the Lessor to the Agent, substantially in the form of Exhibit B to the Master Agreement.

     "Authority" means a development or similar authority of any state, county or municipality that is an issuer of Bonds.

     "Award" means any award or payment received by or payable to the Lessor or a Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses, including reasonable attorneys' fees, incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

     "B Allocated Amount" means the Lessor's Pro Rata Share of the B Percentage of Fundings made pursuant to the Loan Agreement and the Master Agreement.

     "B Loan" means, with respect to any Lender, such Lender's Pro Rata Share of the B Percentage of Fundings made pursuant to the Loan Agreement and the Master Agreement.

     "B Note" is defined in Section 2.2 of the Loan Agreement.

     "B Percentage" means 11.0%.

     "Banking Agency" means any Governmental Authority charged with the regulation of financial institutions.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.

     "Base Rate" means (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate which the Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate. The Base Rate is determined daily.

     "Base Rate Advance" means that portion of the Funded Amount bearing interest at the Base Rate.

     "Base Term" means, with respect to any Leased Property, (a) the period commencing on the related Closing Date and ending on January 12, 2010 or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

     "Basic Rent" means the rent payable pursuant to Section 3.1 of the Lease, determined in accordance with the following: each installment of Basic Rent payable on any Payment Date shall be in an amount equal to the sum of (A) the aggregate amount of Lender Basic Rent payable on such Payment Date, plus (B) the aggregate amount of Lessor Basic Rent payable on such Payment Date, in each case for the Leased Property or Properties that are then subject to the Lease.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Board" means the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

     "Board of Directors", with respect to a corporation, means either the Board of Directors or any duly authorized committee of that Board which pursuant to the by-laws of such corporation has the same authority as that Board as to the matter at issue.

     "Bonds" means industrial revenue or development bonds issued by a state, county or municipal authority in connection with any Leased Property.

     "Building" means, with respect to any Leased Property, the buildings, structures and improvements located or to be located on the related Land, along with all fixtures used or useful in connection with the operation of such Leased Property, including, without limitation, all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached to the Building, equipment, if any, financed by the Lessor and/or the Lenders and all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in each case excluding trade fixtures and Lessee Equipment).

     "Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Atlanta, Georgia and, if the applicable Business Day relates to a LIBOR Advance, on which trading is not carried on by and between banks in the London interbank market.

     "Capitalized Leases" means leases under which any Obligor is the lessee or obligor, the discounted future rental payment obligations under which are capitalized or are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     "Cash Collateral Account" is defined in Section 2.6 of the Master
Agreement.

     "Cash Collateral Trustee" is defined in Section 2.6 of the Master
Agreement.

     "Casualty" means an event of damage or casualty relating to all or part of any Leased Property that does not constitute an Event of Loss.

     "CCS" means Concord Corporate Services, Inc. (formerly known as Electronic Payment Services, Inc.), a Delaware corporation.

     "Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, proceedings, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

     "Closing Date" means with respect to each parcel of Land, the date on which
(i) such Land is acquired by the Lessor pursuant to a Purchase Agreement or such Land is leased to the Lessor pursuant to a Ground Lease and (ii) the initial Funding occurs with respect to such Land under the Master Agreement. The Closing Date with respect to any Leased Property (i) originally subject to the 1998 Lease will be the date on which the initial funding with respect to such Leased Property occurred under the 1998 Master Agreement, (ii) originally subject to the 2000 Lease will be the date on which the initial funding with respect to such Leased Property occurred under the 2000 Master Agreement and (iii) originally subject to the 2002 Lease will be the date on which the initial funding with respect to such Leased Property occurred under the 2002 Master Agreement.

     "Code" or "Tax Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment" means as to each Funding Party, its obligation to make Fundings as investments in each Leased Property (in the case of the Lessor), or to make Loans to the Lessor (in the case of the Lenders), in an aggregate amount not to exceed at any one time outstanding the amount set forth for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

     "Commitment Fee" is defined in Section 2.2(h) of the Master Agreement.

     "Commitment Fee Percentage" means (i) 0.10%, if the Funded Debt to Tangible Capitalization Ratio for the most recently ended fiscal quarter is less than 15%, (ii) 0.15%, if the Funded Debt to Tangible Capitalization Ratio for the most recently ended fiscal quarter is equal to or greater than 15%, but less than 25%, and (iii) 0.20%, if the Funded Debt to Tangible Capitalization Ratio for the most recently ended fiscal quarter is equal to or greater than 25%.

     "Commitment Percentage" means as to any Funding Party, at a particular time, the percentage of the aggregate Commitments in effect at such time represented by such Funding Party's Commitment, as such percentage is shown for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

     "Completion Date" with respect to any Leased Property means the Business Day on which the conditions specified in Section 3.5 of the Master Agreement have been satisfied or waived with respect to such Leased Property.

     "Concord" means Concord EFS, Inc., a Delaware corporation.

     "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to any Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use is prevented or occupancy or title is taken.

     "Consolidated or consolidated" means, with reference to any term defined herein, shall mean that term as applied to the accounts of Concord and its Subsidiaries, consolidated in accordance with GAAP.

     "Consolidated EBITR" means with respect to any fiscal period, the result (determined with respect to the same period and without duplication) of the following: (a) Consolidated Net Income (or Deficit); plus (b) all taxes included as an expense of Concord and its Subsidiaries in the determination of Consolidated Net Income (or Deficit); plus (c) interest included as an expense of Concord and its Subsidiaries in the determination of Consolidated Net Income (or Deficit); plus (d) all Rents included as an expense of Concord and its Subsidiaries in the determination of Consolidated Net Income (or Deficit).

     "Consolidated Net Income (or Deficit)" means with respect to any fiscal period, the consolidated net income (or deficit) of Concord and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

     "Consolidated Tangible Net Worth" means, at any date the sum of capital surplus, earned surplus and capital stock, minus deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses and development expenses), intangibles and treasury stock of Concord and its consolidated Subsidiaries, all determined as of such date in accordance with GAAP.

     "Construction" means, with respect to any Leased Property, the construction of the related Building pursuant to the related Plans and Specifications.

     "Construction Agency Agreement" means the Amended and Restated Construction Agency Agreement, dated as of June 26, 2003, between Concord and the Lessor, and shall include the Original Construction Agency Agreement for the period that it was in effect.

     "Construction Agency Event of Default" is defined in Section 5.1 of the Construction Agency Agreement.

     "Construction Agent" means Concord in its capacity as construction agent pursuant to the Construction Agency Agreement.

     "Construction Budget" is defined in Section 2.4 of the Construction Agency Agreement.

     "Construction Commencement Date" is defined in Section 2.3 of the Construction Agency Agreement.

     "Construction Conditions" means the conditions set forth in Section 3.5 of the Master Agreement.

     "Construction Contract" means, with respect to any Leased Property, that certain construction contract, if any, between a Lessee or the Construction Agent and a General

Contractor for the Construction of the related Building, provided that such contract shall be assigned to the Lessor, and such assignment shall be consented to by such General Contractor, pursuant to an assignment of such construction contract substantially in the form of the Security Agreement and Assignment set forth as Exhibit C to the Master Agreement.

     "Construction Costs" with respect to any Leased Property means the acquisition cost of the related Land, all costs related to any ground lease of the related Land, all costs incurred in connection with the design, development and construction of the Building on the related Land, as well as the costs of excavating, grading, landscaping and other work undertaken to prepare the Land for construction of a Building, the purchase price of all Funded Equipment related to such Leased Property and all other fees, costs and expenses incurred in connection with the acquisition, ground leasing, development and construction of such Leased Property, including all interest on the Loans and Yield on the Lessor's Invested Amount related to such Leased Property accrued during the Construction Term therefor, planning, engineering, development, architects', consultants', brokers', attorneys' and accountants' fees, appraisal costs, survey costs, insurance costs, transaction costs, demolition costs, permitting costs, costs for title insurance and other soft costs related to such Leased Property; provided, however, the foregoing shall exclude any Force Majeure Losses related to such Leased Property.

     "Construction Failure Payment" means, with respect to any Leased Property and as of any date of calculation, an amount equal to (i) 100% of the related Land Acquisition Cost, plus (ii) 89.9% of an amount equal to the costs of acquiring any Building located on the related Land as of the Closing Date therefor, plus the Construction Costs (exclusive of Land Acquisition Cost) that are capitalizable in accordance with GAAP as construction costs incurred as of such date of calculation or incurred by the Agent or any of the Funding Parties after the occurrence of a Construction Agency Event of Default.

     "Construction Force Majeure Declaration" is defined in Section 3.4 of the Construction Agency Agreement.

     "Construction Force Majeure Event" means, with respect to any Leased
Property:

     (a)  an act of God arising after the related Closing Date, or

     (b) any change in any Applicable Law arising after such Closing Date and relating to the use of the Land or the construction of a Building on the Land, or

     (c) strikes, lockouts, labor troubles, unavailability of materials, riots, insurrections or other causes beyond a Lessee's control which prevents the Construction Agent from completing the Construction prior to the Scheduled Construction Termination Date and which could not have been avoided or which cannot be remedied by the Construction Agent through the exercise of all commercially reasonable efforts or the expenditure of funds and, in the case of (b) above, the existence or potentiality of which was not known to and could not have been discovered prior to such Closing Date through the exercise of reasonable due diligence by the Construction Agent.

     "Construction Land Interest" means each parcel of Land, including any Building or portion thereof thereon, for which the Completion Date has not yet occurred.

     "Construction Term" means, with respect to any Leased Property, the period commencing on the related Closing Date and ending on the related Construction Term Expiration Date, or such shorter period as may result from earlier termination of the Lease as provided therein.

     "Construction Term Expiration Date" means, with respect to any Leased Property, the earliest of the following:

     (a)  the related Completion Date,

     (b) the date on which the aggregate Funded Amounts equal the Commitments, and

     (c)  the related Scheduled Construction Termination Date.

     "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

     "Covered Administrative Action" means any adverse administrative action against or involving EPS or any Subsidiary with respect to their respective business, operations or condition, including without limitation any (i) commitment letter, memorandum of understanding, notice of undercapitalized status or other requirement to submit a capital restoration plan or other similar arrangement related to the capital adequacy of EPS or any Subsidiary,
(ii) supervisory agreement or other similar arrangement, (iii) notice of charges, (iv) temporary order suspending deposit insurance, (v) notice of intent to revoke deposit insurance, (vi) cease and desist order, (vii) order to suspend or remove any institution-affiliated party (as defined in 12 U.S.C. Section 1813(u)), (viii) notice of assessment of civil money penalties (including against any institution-affiliated party (as so defined)), (ix) directive, order, plan or material proposal relating to capital requirements, (x) proposed or final directive to take prompt regulatory action, notice of intention to reclassify, or order to dismiss a director or officer, (xi) proposal to require, or order requiring, divestiture or liquidation of any Subsidiary pursuant to 12 U.S.C. Section 1831o(f)(2)(I), (xii) proposed or final order restricting the ability of EPS to make a capital distribution or (xiii) similar administrative notice or action.

     "Deed" means, with respect to any Land, a deed in the form customary in the applicable jurisdiction, dated the applicable Closing Date, from the applicable Seller to the Lessor, conveying such Land.

     "Default" means any Event of Default or Potential Event of Default.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Distribution" means, with respect to any Person, the declaration or payment of any dividend on or in respect of any shares of any class of capital stock, other than (a) dividends payable solely in shares of common stock of such Person and (b) the payment of cash in lieu of the distribution of fractional shares in the event of any stock dividend or stock split; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly by such Person through a Subsidiary of such Person or otherwise, unless such capital stock shall be redeemed or reacquired through the exchange of such stock with stock of the same class, and except for the redemption, repurchase, or acquisition of stock of any Subsidiary by Concord; the return of capital by such Person to its shareholders as such; or any other distribution (whether of such or other property) on or in respect of any shares of any class of capital stock of such Person.

     "Dollars" and the sign "$" means lawful money of the United States of America.

     "Effective Date" means the effective date of the merger of the AFG Transferee into the Lessor, which date will not be later than June 30, 2003.

     "Eligible Assignee" means a Person that at the time of any assignment is
(a) a commercial bank organized under the laws of the United States or any state thereof or under the laws of a country which is a member of the Organization for Economic Cooperation and Development, having combined capital and surplus in excess of $500,000,000 or (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000.

     "Engineer" means, with respect to any Leased Property, the engineer engaged in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

     "Engineer's Agreement" means, with respect to any Leased Property, the engineering services agreement, if any, between the Construction Agent, in its capacity as agent for Lessor, and the related Engineer.

     "Environment" shall have the meaning set forth in 42 U.S.C. Section9601(8) as defined on the date of the Master Agreement, and "Environmental" shall mean pertaining or relating to the Environment.

     "Environmental Audit" means, with respect to each parcel of Land, a Phase I Environmental Assessment, dated no more than 90 days prior to the related Closing Date, by an environmental services firm satisfactory to the Funding Parties and Concord.

     "Environmental Laws" means and includes the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. Sections 6901-6987, as amended by the Hazardous and Solid Waste

Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of any Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

     "EPS" means Concord Corporate Services, Inc.(formerly known as Electronic Payment Services, Inc.), a Delaware corporation.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor federal statute, and the regulations promulgated and rulings issued thereunder.

     "ERISA Group" means Concord, any Subsidiary and all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control which, together with Concord and any Subsidiary, are treated as a single employer with Concord under Section 414 of the Code.

     "ERISA Reportable Event" means a reportable event (other than a reportable event described in Subsections 4043(b)(2)-(4) and 4043(b)(6)-(9), which do not require a thirty (30) day notice to the PBGC) with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     "Event of Default" means any event or condition designated as an "Event of Default" in Article XII of the Lease.

     "Event of Loss" is defined in Section 10.1 of the Lease.

     "Event of Taking" is defined in Section 10.2 of the Lease.

     "Executive Officer" means with respect to any Person, the Chief Executive Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).

     "Fair Market Sales Value" means, with respect to any Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser chosen by the related Lessee and reasonably acceptable to the Lessor and the Agent (unless an Event of Default has occurred and is continuing, in which case the appraiser shall be chosen by the Agent), that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or any Lessee, for the purchase of such Leased Property. Such fair market sales value shall be calculated as the value for such Leased Property, assuming, in the determination of such fair market sales value, that such Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section 13.1 of the Lease and except as otherwise specifically provided in the Lease or the Master Agreement, in which case this assumption shall not be made; it being understood that if such fair market sales value is being determined for purposes of the Construction Agency Agreement, such value shall be determined for the related Leased Property in its then state of completion, but assuming that all construction had been done in accordance with the standards required pursuant to the Construction Agency Agreement).

     "Fair Value" of any Leased Property means the sum of (i) the Land Acquisition Cost for such Leased Property, plus (ii) the cost of acquiring any Building located on the related Land on the Closing Date for such Leased Property and all Construction Costs for such Leased Property that are capitalizable as construction costs in accordance with GAAP.

     "FDC Merger" means the merger of Concord with a wholly owned subsidiary of First Data Corporation, with Concord surviving the merger and becoming a wholly owned subsidiary of First Data Corporation, substantially as set forth in the filings with respect thereto that have been made with the SEC prior to the Effective Date.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "Final Rent Payment Date" with respect to any Leased Property is defined in
Section 13.1(e) of the Lease.

     "Fixed Charges" means for any fiscal period, the sum of (i) the expenses of Concord and its Subsidiaries for such period for interest payable with respect to Indebtedness (including, without limitation, imputed interest on Capitalized Leases) and all fees paid on account of or with respect thereto, plus (ii) regularly scheduled principal payments made or required to be made on account of Indebtedness (including, without limitation, Capitalized Leases) for such period, plus (iii) Rents paid during such period, in each case determined in accordance with GAAP.

     "Force Majeure Losses" means, with respect to any Leased Property and as of any date of calculation, the loss incurred by the Lessor in connection with a Construction Force Majeure Event with respect to which a Construction Force Majeure Declaration has been made, measured by the sum of (i) the lower of (A) the insurance proceeds paid with respect thereto plus the related deductible amount and (B) the reduction in Fair Market Sales Value of the Leased

Property as a result of the Construction Force Majeure Event as set forth in an Appraisal, plus (ii) other direct costs incurred by the Lessor that the Lessor has consented to in accordance with Section 3.4 of the Construction Agency Agreement in connection with such Construction Force Majeure Event to the extent such costs are not covered by insurance; provided that insurance proceeds shall be used in such calculation only to the extent the event giving rise to the loss can be remediated for an amount equal to the resulting insurance proceeds plus the deductible; provided, further, that it is expressly understood and agreed that Force Majeure Losses shall not include the costs of repairing damage occasioned not as a result of the Construction Force Majeure Event, but as a result of the Construction Agent's failure to take all reasonable steps to minimize the damages caused by such Construction Force Majeure Event.

     "Funded Amount" means, as to the Lessor, the Lessor's Invested Amount (excluding Yield thereon to the extent not capitalized pursuant to Section 2.3(c) of the Master Agreement), and, as to each Lender, the outstanding principal amount of such Lender's Loans.

     "Funded Debt" means at any time, an amount equal to the sum of the then outstanding balances of (a) Capitalized Leases, plus (b) other Indebtedness for borrowed money or other extensions of credit excluding the Net Investment Debt Amount.

     "Funded Debt to Tangible Capitalization Ratio" as of the last day of any fiscal quarter means the ratio, referenced as a percentage, of (i) the Funded Debt of Concord and its Subsidiaries, on a Consolidated basis, as of such day to
(ii) the sum of (A) the amount in clause (i), plus (B) the Consolidated Tangible Net Worth as of such day.

     "Funded Equipment" means equipment, furnishings and other personal property that is located at or in a Leased Property and that has been financed or purchased with the proceeds of Fundings.

     "Funding" means any funding by the Funding Parties pursuant to Section 2.2 of the Master Agreement.

     "Funding Date" means each Closing Date and each other date on which a Funding occurs under Section 2 of the Master Agreement.

     "Funding Parties" means the Lessor, the participant(s) to which the Lessor sells a participation interest in the Transaction so long as such participant(s) is an Affiliate of SunTrust Banks, Inc. and the Lenders, collectively.

     "Funding Party Balance" means, with respect to any Leased Property, (i) for the Lessor as of any date of determination, an amount equal to the sum of the outstanding related Lessor's Invested Amount, all accrued and unpaid Yield on such outstanding related Lessor's Invested Amount, all unpaid related fees owing to the Lessor under the Operative Documents, and all other related amounts owing to the Lessor by the Lessees under the Operative Documents, and (ii) for any Lender as of any date of determination, an amount equal to the sum of the outstanding related Loans of such Lender, all accrued and unpaid interest thereon, all unpaid related fees owing to such Lender under the Operative Documents, and all other related amounts owing to such Lender by the Lessees under the Operative Documents.

     "Funding Request" is defined in Section 2.2 of the Master Agreement.

     "Funding Termination Date" means the earlier of (i) July 12, 2004 and (ii) the termination of the Commitments pursuant to Section 5.2 of the Loan Agreement.

     "Future Value" means, with respect to any component of the Limited Recourse Value Percentage, the accreted value of such component as of the end of the Basic Term or the date of calculation, respectively, that is giving effect to the time value of money using the Implicit Rate.

     "GAAP" means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of Concord adopting the same principles; provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles impertinent, be in a position to deliver an unqualified opinion (other than qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

     "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of any Leased Property.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Ground Lease" means, with respect to any Land, the ground lease between the related Ground Lessor and the Lessor pursuant to which a leasehold estate is conveyed in the Land to the Lessor.

     "Ground Lessor" means, as to any Land, the ground lessor of such Land.

     "Guarantor" means Concord EFS, Inc., a Delaware corporation.

     "Guaranty Agreement" means the Amended and Restated Guaranty Agreement, dated as of June 26, 2003, issued by Concord.

     "Hazardous Material" or "Hazardous Substance" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons, or which is or becomes regulated under any Environmental Law by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, any jurisdiction in which a Leased Property is located or any political subdivision thereof and also including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

     "IDB Documentation" means the Bonds, each IDB Lease and all other agreements, documents, contracts and instruments entered into in connection with any Bonds or IDB Property.

     "IDB Lease" means a lease between the Lessor and an Authority with respect to a Leased Property.

     "IDB Property" means each Leased Property that is the subject of Bonds.

     "Implicit Rate" means 1.617% per annum.

     "Indebtedness" means all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the consolidated balance sheet of Concord and its Subsidiaries as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of Concord and its Subsidiaries, and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments; (c) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (d) all guarantees, endorsements(other than endorsements in the ordinary course of business of negotiable instruments or documents for deposit or collection), indemnities owed to third parties and other contingent obligations whether direct or indirect in respect of indebtedness of others or otherwise, including any obligations with respect to Derivative Obligations, any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; (e) that portion of all obligations arising under Capital Leases that is required to be capitalized on the consolidated balance sheet of Concord and its Subsidiaries; and (f) all redeemable preferred stock of Concord or its Subsidiaries valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

     "Indemnitee" means SunTrust Bank, in its individual capacity and in its capacity as Agent, and each Funding Party, and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents; provided, however, that in no event shall any Lessee be an Indemnitee; provided, further that with respect to any indemnification arising with respect to any Leased Property during the Construction Period for such Leased Property, the Indemnitee as it relates to such Leased Property shall only be the Lessor (except as provided in Section 7.2 of the Master Agreement).

     "Initial Closing Date" means the Closing Date for the first Leased Property acquired by the Lessor pursuant to the 2002 Master Agreement.

     "Joinder Agreement" means an agreement substantially in the form of Exhibit E to the Master Agreement pursuant to which a Subsidiary of Concord shall become a Lessee.

     "Land" means the land described in the related Lease Supplement.

     "Land Acquisition Costs" with respect to any Leased Property means the Funded Amounts advanced for the purpose of acquiring the related Land, including any earnest money deposits and all other amounts payable under the related Purchase Agreement, together with all interest and transaction expenses allocated to Land Acquisition Costs and capitalizable as land acquisition costs in accordance with GAAP.

     "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any Governmental Authority, or of any court or similar entity established by any thereof.

     "Lease" means the Amended and Restated Master Lease Agreement, dated as of June 26, 2003 together with each Lease Supplement thereto, among the Lessees and the Lessor, and includes the Original Lease Agreements for the period that they were in effect.

     "Lease Balance" means, with respect to all of the Leased Properties, as of any date of determination, an amount equal to the aggregate sum of the outstanding Funded Amounts of all Funding Parties, all accrued and unpaid interest on the Loans, all accrued and unpaid Yield on the Lessor's Invested Amounts, all unpaid fees owing to the Funding Parties under the Operative Documents, all other amounts owing to the Funding Parties by the Lessees under the Operative Documents.

     "Lease Supplement" means a supplement to the Lease substantially in the form of Exhibit A thereto.

     "Lease Term" means (a) the Base Term, as it may be renewed pursuant to
Section 14.9 of the Lease or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

     "Lease Termination Date" means the last day of the Lease Term.

     "Leased Property" means Land and the related Building(s), including the related Funded Equipment. For purposes of the Lease, "Leased Property" means the Land identified in a Lease Supplement and the Buildings and Funded Equipment related thereto, unless the context provides otherwise. "Leased Property" shall not include any inventory of any Lessee or any Lessee Equipment. As used in this definition, "related" means such amounts arising with respect to such Leased Property.

     "Leased Property Balance" means, with respect to any Leased Property, as of any date of determination, an amount equal to the aggregate sum of the outstanding related Funded Amounts of all Funding Parties, all accrued and unpaid interest on the related Loans, all accrued and unpaid Yield on the related Lessor Invested Amount, all related unpaid fees owing to the Funding Parties under the Operative Documents, and all other amounts owing to the Funding Parties by any Lessee under the Operative Documents with respect to such Leased Property. As used in this definition, "related" means such amounts arising with respect to such Leased Property.

     "Lender Basic Rent" means, for any Rent Period under the Lease, the aggregate amount of interest accrued on the Loans pursuant to Section 2.4 of the Loan Agreement during such Rent Period.

     "Lenders" means such financial institutions as are, or who may hereafter become, parties to the Loan Agreement as lenders to the Lessor.

     "Lending Office" for each Lender means the office such Lender designates in writing from time to time to Concord and the Agent.

     "Lessee" is defined in the preamble to the Master Agreement. The "related" Lessee with respect to any Leased Property means the Lessee that is party to the Lease Supplement for such Leased Property.

     "Lessee Equipment" means equipment and other personalty not financed or purchased with the proceeds of Fundings.

     "Lessor" is defined in the preamble to the Master Agreement.

     "Lessor Basic Rent" means, for any Rent Period under the Lease, the aggregate amount of Yield accrued and unpaid on the Lessor's Invested Amounts pursuant to Section 2.3(a) of the Master Agreement during such Rent Period.

     "Lessor Liens" means Liens on or against any Leased Property, the Lease, any other Operative Document or any payment of Rent (a) which result from any act or omission of, or any Claim against, the Lessor or any of its Affiliates unrelated to the Transaction or from Lessor's failure to perform as required under the Operative Documents or (b) which result from any Tax owed by the Lessor or any of its Affiliates, except any Tax for which a Lessee or Concord is obligated to indemnify (including, without limitation, in the foregoing exception, any assessments with respect to any Leased Property noted on the related Title Policy or assessed in connection with any construction or development by a Lessee or the Construction Agent).

     "Lessor Rate" is defined in the Lessor Yield Letter.

     "Lessor Yield Letter" means the letter agreement, dated as of June 26, 2003, between Concord and the Lessor.

     "Lessor's Allocated Commitment" means, at any time, the amount set forth for the Allocated Amount on Schedule 2.2 to the Master Agreement.

     "Lessor's Invested Amount" means the amounts funded by the Lessor pursuant to Section 2 of the Master Agreement that are not proceeds of Loans by a Lender, as such amount may be increased during the related Construction Term pursuant to
Section 2.3(c) of the Master Agreement.

     "LIBOR" means, for any Rent Period, with respect to LIBOR Advances the offered rate for deposits in U.S. Dollars, for a period comparable to the Rent Period and in an amount comparable to such Advances, appearing on the Telerate Screen Page 3750 as of 11:00 A.M. (London, England time) on the day that is two London Business Days prior to the first day of the Rent Period. If two or more of such rates appear on the Telerate Screen Page 3750, the rate for that Rent Period shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Telerate Screen for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to Concord and the Funding Parties; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

     "LIBOR Advance" means that portion of the Funded Amount bearing interest at a rate based on the Adjusted LIBO Rate.

     "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of indebtedness, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing.

     "Limited Event of Default" means an Event of Default under (i) paragraph
(e), (j) or (k) of Article XII of the Lease, solely if the breach of the related covenant, representation or warranty was based on a subjective interpretation of the term "diligently," "reasonable," "reasonably," "practical," "necessary," "adequate," "usually," "desirable," "reasonably likely," "material," "materially," "Material Adverse Effect," "materially adversely affect," "material adverse change," "materially and adversely affects," "material adverse effect," "adverse," "adversely," "substantial," or "substantially", or any Event of Default based solely on the subjective interpretation of any term (1) that gives rise to a cross default under paragraph (e) of Article XII or (2) in any covenant, representation or Event of Default added to the Operative Documents pursuant to the terms of Section 5.6 of the Master Agreement; provided, however, if the Event of Default, covenant or representation or warranty relates to the use of the Leased Property, then such Event of Default, covenant or representation or warranty will not be deemed a Limited Event of Default, (ii) paragraph (f) of Article XII of the Lease solely if such breach is based on a subjective interpretation of "Solvent" or (iii) paragraph (l) of Article XII of the Lease unless such Change in Control is consented to by Concord.

     "Limited Recourse Amount" means, as of any date of determination, an amount equal to: the Future Value of: (i) 89.9% of the aggregate Fair Value of all of the Leased Properties minus (ii) the present value, as of the Initial Closing Date, of any minimum lease payments required to be made as of the Initial Closing Date and up to the date of determination that were included in Concord's 90% test as described in paragraph 7(d) of FASB, Accounting for Leases, using a discount rate equal to the Implicit Rate.

     "Loan" shall have the meaning specified in Section 2.1 of the Loan
Agreement.

     "Loan Agreement" means the Amended and Restated Loan Agreement, dated as of June 26, 2003, among the Lessor, the Agent and the Lenders.

     "Loan Documents" means the Loan Agreement, the Notes, the Assignments of Lease and Rents, the Mortgages and all documents and instruments executed and delivered in connection with each of the foregoing.

     "Loan Event of Default" means any of the events specified in Section 5.1 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

     "Loan Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

     "Loss Proceeds" is defined in Section 10.6 of the Lease.

     "Margin Regulations" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

     "Margin Stock" means "margin stock" as defined in Regulation T, U or X.

     "Master Agreement" means the Amended and Restated Master Agreement, dated as of June 26, 2003, among the Guarantor, the Lessees, the Subsidiary Guarantors, the Lessor, the Agent and the Lenders, and includes the Original Agreements for the period that they were in effect.

     "Material Adverse Effect" means with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (i) a materially adverse effect on the ability of Guarantor or any other Obligor to perform its obligations under any Operative Document, (ii) a materially adverse effect on the financial condition, operations, business, prospects or assets of Concord and its Subsidiaries, taken as a whole, (iii) a materially adverse effect on the value or useful life of any Leased Property, or the legality, validity or enforceability of any of the Operative Documents or (iv) a materially adverse effect on the status, perfection or priority of the Agent's or any Funding Party's interest in any Leased Property.

     "Material Contract" means (a) any contract or other agreement written or oral, of Concord or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $15,000,000 per year, or (b) any other contract or agreement, written or oral, of Concord or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     "Monthly Payment Date" means the last Business Day of each calendar month.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" means, with respect to any Leased Property, that certain mortgage, deed of trust or security deed, dated as of the related Closing Date, by the Lessor to the Agent, in the form of Exhibit D attached to the Master Agreement, with such modifications as are satisfactory to the Lessor and the Agent in conformity with Applicable Law to assure customary remedies in favor of the Agent in the jurisdiction where the Leased Property is located.

     "Multiemployer Plan" means any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by Concord or any member of the ERISA Group.

     "Net Invested Amount" means the portion of the Lessor's Invested Amount allocated by the Lessor to the Net Invested Amount, provided that the Net Invested Amount shall in no event be (i) less than 5.5% of the aggregate Funded Amounts or (ii) greater than $5,362,500.

     "Net Investment Debt Amount" on any date means an amount equal to the lesser of (i) the principal of the Indebtedness of EFS National Bank (or any successor thereto, so long as such entity is a Subsidiary of Concord) or any Subsidiary of EFS National Bank incurred for the purpose of investing in U.S. treasury notes and other U.S. governmental agencies, quasi-governmental agencies and government sponsored agencies or instrumentalities, such as obligations of the Federal Home Loan Mortgage Corp., Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, so long as such obligations are backed by the full faith and credit of the U.S. government, and (ii) the fair market value as of such date of the investments purchased or maintained with the proceeds of such Indebtedness, provided that in no event shall the Net Investment Debt Amount exceed the amount set forth opposite the appropriate year:

        Year              Amount
   ---------------    --------------
        2002          $  100,000,000

        2003          $  150,000,000

        2004          $  200,000,000

    2005 and each     $  250,000,000
   year thereafter

     "Net Selling Price" for any Leased Property means the selling price therefor, net of all related taxes, attorneys' fees, escrow costs, recording fees, transfer fees, title insurance costs, costs of surveys and environmental reports, brokers' fees, advertising costs, carrying costs incurred by the Agent or any Funding Party (including, without limitation, amounts expended by the Agent or any Funding Party to insure, protect, maintain or operate such Leased Property) and all other expenses and prorations associated with such sale.

     "Notes" means the A Note and the B Note issued by the Lessor under the Loan Agreement, and any and all notes issued in replacement or exchange therefor in accordance with the provisions thereof.

     "Obligations" means all indebtedness (whether principal, interest, fees or otherwise), obligations and liabilities of the Guarantor and each Lessee to the Funding Parties (including without limitation all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings thereof, whether or not the same involve modifications to interest rates or other payment terms of such indebtedness, obligations and liabilities), whether arising under any of the Operative Documents or otherwise, and whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or acquired by Funding Parties outright, conditionally or as collateral security from another, including but not limited to the obligation of the Guarantor and each Lessee to repay future advances by the Funding Parties, whether or not made pursuant to commitment and whether or not presently contemplated by the Guarantor or any Lessee and the Funding Parties under the Operative Documents.

     "Obligors" means the Guarantor, the Subsidiary Guarantors, the Construction Agent and the Lessees, collectively.

     "Officer's Certificate" of a Person means a certificate signed by the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any other Vice President or the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary of such Person.

     "Operative Documents" means the Master Agreement, the Purchase Agreements, the Deeds, the Lease, the Security Agreement and Assignment, the Notes, the Loan Agreement, the Guaranty Agreement, the Swap Documents, the Subsidiary Guaranty, the Assignments of Lease and Rents, the Mortgages, the Ground Leases, the Construction Agency Agreement, the Joinder Agreements, Lessor Yield Letter and the other documents delivered in connection with the transactions contemplated by the Master Agreement.

     "Original 1998 Lease" means the Lease Agreement, dated as of May 22, 1998, between Electronic Payment Services, Inc. and the Lessor.

     "Original 1998 Master Agreement" is defined in the Preliminary Statements of the Master Agreement.

     "Original 2000 Lease" means the Master Lease Agreement, dated as of November 15, 2000, among Electronic Payment Services, Inc., the other Subsidiaries of Concord party thereto and the Lessor.

     "Original 2000 Master Agreement" is defined in the Preliminary Statements of the Master Agreement.

     "Original 2002 Lease" is defined in the Preliminary Statements of the Lease.

     "Original 2002 Master Agreement" is defined in the Preliminary Statements of the Master Agreement.

     "Original Agreements" is defined in paragraph 1 of the Preliminary Statements of the Master Agreement.

     "Original Construction Agency Agreement" means the Construction Agency Agreement, dated as of July 12, 2002, between Concord and AFG, without giving effect to any amendment thereto.

     "Original Guaranties" is defined in the Background of the Guaranty.

     "Original Lease Agreements" is defined in paragraph A of the Preliminary Statements of the Lease.

     "Original Operative Documents" means the agreements that were "Operative Documents" under any Original Agreement, collectively.

     "Overdue Rate" means the lesser of (a) the highest interest rate permitted by Applicable Law and (b) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate) year equal to (i) in the case of each LIBOR Advance, 2.0% in excess of the rate then applicable to such LIBOR Advance until the end of the applicable Rent Period and thereafter 2.0% above the Base Rate in effect from time to time, (ii) in the case of Base Rate Advances, 2% above the Base Rate in effect from time to time and (iii) in the case of Yield, 2% above the Lessor Rate.

     "Payment Date" means the last day of each Rent Period (and if such Rent Period is longer than three months, the day that is 90 days after the first day of such Rent Period) or, if such day is not a Business Day, the next Business Day.

     "Payment Date Notice" is defined in Section 2.3(d) of the Master Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any successor thereto.

     "Permitted Investments" means: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof;
(b) certificates of deposit issued by any Lender or by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition thereof; (d) commercial paper of any Lender (or any Affiliate thereof located in the United States of America) that is rated A-1 or better or P-1 by Standard and Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition thereof; (e) repurchase agreements entered into with any Lender or with any bank or trust company satisfying the conditions of clause (b) hereof that is secured by any obligation of the type described in clauses (a) through
(d) of this definition; and (f) money market funds acceptable to the Required Lenders.

     "Permitted Lease Balance" with respect to any Leased Property means (i) the Leased Property Balance therefor, minus (ii) the Force Majeure Losses, if any, related to such Leased Property.

     "Permitted Liens" means the following with respect to any Leased Property:
(a) the respective rights and interest of the related Lessee, the Lessor, the Agent and any Lender, as provided in the Operative Documents, (b) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings,
(c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising after the related Closing Date in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings or such Liens are bonded over, (d) Liens arising after such Closing Date out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, so long as the enforcement thereof has been stayed pending such appeal or review, (e) easements, rights of way, reservations, servitudes and rights of others against the Land which do not materially and adversely affect the value or the utility of such Leased Property, (f) other Liens incidental to the conduct of the related Lessee's business which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of such Leased Property or materially impair the use thereof, (g) assignments and subleases expressly permitted by the Operative Documents, (h) Liens in favor of municipalities agreed to by the related Lessee that do not affect the value or utility of the related Leased Property and (i) Liens created by the IDB Documentation.

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained by any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Plans and Specifications" means with respect to any Building the final plans and specifications for such Building prepared by the Architect, and, if applicable, referred to by the Appraiser in the Appraisal, as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

     "Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

     "Pro Rata Share" means, with respect to any Funding Party the ratio (expressed as a percentage) of (i) such Funding Party's Commitment (or, in the case of the Lessor, the Lessor's Allocated Commitment) divided by (ii) the sum of all of the Lenders' Commitments and the Lessor's Allocated Commitment.

     "Purchase Agreement" means with respect to any Land, the purchase agreement with the Seller for the conveyance of such Land to the Lessor.

     "Purchase Option" is defined in Section 14.1 of the Lease.

     "Quarterly Payment Date" means the last Business Day of each March, June, September and December of each year.

     "Recourse Deficiency Amount" means for any Leased Property, an amount equal to (i) the A Percentage times (ii) the Fair Value of such Leased Property.

     "Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

     "Release Date" means, with respect to any Leased Property, the earlier of
(i) the date that the Lease Balance has been paid in full, and (ii) the date on which the Agent gives notice to the Lessor that the Lenders release any and all interest they may have in such Leased Property, and all proceeds thereof, and any rights to direct, consent or deny consent to any action by the Lessor with respect to such Leased Property.

     "Remarketing Option" is defined in Section 14.6 of the Lease.

     "Rent" means Basic Rent and Supplemental Rent, collectively.

     "Rent Period" means (i) in the case of Base Rate Advances, means the period from, and including, a Quarterly Payment Date to, but excluding, the next succeeding Quarterly Payment Date; and (ii) with respect to any LIBOR Advance:

     (1) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Advance and ending one, two, three or six months thereafter, as selected by Concord in its Funding Notice or Payment Date Notice, as the case may be, given with respect thereto; and

     (2) thereafter, each period commencing on the last day of the next preceding Rent Period applicable to such LIBOR Advance and ending one, two, three or six months thereafter, as selected by Concord by irrevocable notice to the Agent in its related Payment Date Notice;

provided, however that:

               (a) The initial Rent Period for any Funding shall commence on the Funding Date of such Funding and each Rent Period occurring thereafter in respect of such Funding shall commence on the day on which the next preceding Rent Period expires;

               (b) If any Rent Period would otherwise expire on a day which is not a Business Day, such Rent Period shall expire on the next succeeding Business Day, provided that if any Rent Period in respect of LIBOR Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Rent Period shall expire on the next preceding Business Day;

               (c) Any Rent Period in respect of LIBOR Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Rent Period shall, subject to paragraph (d) below, expire on the last Business Day of such calendar month;

               (d) No Rent Period shall extend beyond the Lease Termination Date; and

               (e) At any one time, there shall be no more than seven (7) Rent Periods.

     "Rents" means all consideration paid in the ordinary course of business by Concord and its Subsidiaries to any Person for the use or occupation of property under any operating lease to which Concord or any of its Subsidiaries is the lessee or obligor, determined in accordance with GAAP.

     "Report" is defined in Section 7.6 of the Master Agreement.

     "Required Funding Parties" means, at any time, Funding Parties holding an aggregate outstanding principal amount of Funded Amounts equal to at least 66 2/3% of the aggregate outstanding principal amount of all Funded Amounts, provided that if one Funding Party holds more than 66 2/3% of the aggregate outstanding principal amount of all Funded Amounts but there is more than one Funding Party, then Required Lenders shall mean at least two Funding Parties.

     "Required Lenders" means, at any time, Lenders holding an aggregate outstanding principal amount of Loans equal to at least 66 2/3% of the aggregate outstanding principal amount of all Loans, provided, that if one Lender holds more than 66 2/3% of the aggregate outstanding principal amount of the Loans but there is more than one Lender, then Required Lenders shall mean two Lenders.

     "Requirements of Law" for any Person means the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reuters Screen" means, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

     "Scheduled Construction Termination Date" means with respect to any Building the earlier of (A) two (2) years after the Closing Date for the related Land and (B) the Funding Termination Date.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Agreement and Assignment" means, with respect to any Leased Property, the Security Agreement and Assignment (Construction Contract, Architect's Agreement, Engineer's Agreement, Permits, Licenses and Governmental Approvals, and Plans, Specifications and Drawings) from the Construction Agent to the Lessor, substantially in the form of Exhibit C to the Master Agreement.

     "Significant Subsidiary" means, at the date of determination, any Subsidiary (i) whose consolidated total assets equals or exceeds five percent (5%) of the consolidated total assets of the Guarantor, or (ii) whose consolidated net income for the most recently completed four quarters equals or exceeds five percent (5%) of the Guarantor's consolidated net income for such period, provided that "Significant Subsidiary" shall not include any Subsidiary of Concord that is a national bank or a federal savings bank, or any subsidiary of such national bank or federal savings bank. The Significant Subsidiaries as of the Initial Closing Date are listed on Schedule 1 to the Master Agreement.

     "Solvent" means, with respect to any Person as of any date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at anytime, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Star" means Star Systems, LLC, a Delaware limited liability company.

     "STI" is defined in Section 4.3(k) of the Master Agreement.

     "Subsidiary" means any corporation, association, partnership, trust, limited liability company or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

     "Subsidiary Guarantors" means each Significant Subsidiary.

     "Subsidiary Guaranty" means the Amended and Restated Subsidiary Guaranty Agreement, dated as of June 26, 2003, issued by the Subsidiary Guarantors.

     "Supplemental Rent" means any and all amounts, liabilities and obligations other than Basic Rent which any Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Agent, any Lender or any other party, including, without limitation, amounts under Article XVI of the Lease, and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all overdue or late payment charges in respect of any Funded Amount.

     "Swap Documents" means the ISDA Master Agreement, dated as of April 3, 1998, between SunTrust Bank and EPS, together with all schedules and confirmations related thereto (including the amended confirmation dated July 13, 2000).

     "Tax Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     "Tax Indemnitee" means, with respect to each Leased Property, (i) so long as such Leased Property is a Construction Land Interest, the Lessor and its Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents and (ii) from and after the Completion Date for such Leased Property, the Lessor, SunTrust Bank, in its individual capacity and in its capacity as Agent, each Lender and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents; provided, however, that in no event shall any Lessee be a Tax Indemnitee.

     "Taxes" means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

     "Telerate" means, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

     "Ten Percent Subsidiary" means each of (i) EPS, (ii) Star and (iii) any other Subsidiary of Concord that is not a Subsidiary of either Star or EPS and
(A) whose consolidated total assets equals or exceeds ten percent (10%) of the consolidated total assets of the Guarantor, or (B) whose consolidated net income for the most recently completed four quarters equals or exceeds ten percent (10%) of the Guarantor's consolidated net income for such period, provided that "Ten Percent Subsidiary" shall not include any Subsidiary of Concord that is a national bank or federal savings bank, or any subsidiary of such national bank or federal savings bank.

     "Title Insurance Company" means the company that has or will issue the title policies with respect to a Leased Property, which company shall be reasonably acceptable to the Funding Parties.

     "Title Policy" is defined in Section 3.1 of the Master Agreement.

     "Transaction" means all the transactions and activities referred to in or contemplated by the Operative Documents.

     "UCC" means the Uniform Commercial Code of Georgia, as in effect from time to time.

     "Voting Interests" means stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

     "Withholding Taxes" is defined in Section 7.5(f) of the Master Agreement.

     "Yield" is defined in Lessor Yield Letter.